Exhibit 4.28.6

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

AMENDMENT NO. 7

To

SRV LNG CARRIER

TIME CHARTERPARTY

DATED 20 March 2007

Between

SRV JOINT GAS TWO LTD

And

TOTALENERGIES GAS & POWER LIMITED, London, Meyrin – Geneva Branch

DATED _18th_ October 2021

AMENDMENT NO. 7 TO SRV LNG CARRIER TIME CHARTERPARTY

This amendment no. 7 (“Amendment No. 7”) to the Charter (as defined in the Recitals below) is made on this 18th October 2021, and forms an integral part of the Charter as set out in Clause 2 of this Amendment No. 7.

BY AND BETWEEN:

(i)	SRV Joint Gas Two Ltd, a corporation organized and existing under the laws of the Cayman Islands (“Owner”); and
(ii)

TOTALENERGIES GAS & POWER LIMITED (formerly TOTAL GAS & POWER LIMITED), a company incorporated under the laws of England, whose registered office is at Bridge Gate 55 - 57 High Street, Redhill Surrey RH1 1RX, England (company number 02172239), trading through its branch office TOTALENERGIES GAS & POWER LIMITED, London, Meyrin – Geneva Branch (formerly, TOTAL GAS & POWER LIMITED, London, Meyrin – Geneva Branch), registered under number CHE-309.541.427 and located at Route de l’Aéroport 10, 1215 Geneva, Switzerland (“Charterer”):

(each a “Party” and together the “Parties”).

RECITALS

WHEREAS, Owner and Charterer have entered into an SRV LNG Carrier Time Charterparty dated 20 March 2007, and as has been novated by novation agreements dated 20 December 2007, 25 March 2010 and 20 December 2019 and as amended by Amendment No. 1 dated 20 June 2012 (“Amendment No. 1”), Amendment No. 2 dated 20 June 2012 (“Amendment No. 2”), Amendment No.3 dated 23 April 2014 (“Amendment No. 3”), Amendment No. 4 dated 23 October 2017 (“Amendment No. 4”), Amendment No. 5 dated 18th February 2020 (“Amendment No. 5”); Amendment No. 6 dated 1st April 2020 (“Amendment No. 6”); and the side letter agreement dated 4th June 2021 (“Side Letter”) and as may be further novated, assigned and/or amended from time to time, (the “Charter”), whereby Owner has agreed to let and Charterer has agreed to hire the use and service of a Shuttle and Regasification Vessel built by Samsung Heavy Industries Co. Ltd. with reference Hull no. 1689 and now named Cape Ann (the “Vessel”);

WHEREAS, Charterer wishes to use the Vessel in FSRU Mode at the FSRU Terminal or as otherwise agreed by Owner pursuant to this Amendment No. 7 or alternatively in LNG Carrier Mode, under a Project Agreement with Project Sub-Charterer for the Project; and

WHEREAS, Owner is willing to accommodate Charterer’s wish to use the Vessel as an FSRU and accept that Charterer uses her under the Project Agreement with Project Sub-Charterer for the Project, on the terms and subject to the conditions of this Amendment No.7;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Owner and Charterer agree as follows:

1.	Definitions

For purposes of this Amendment No. 7 (including the Recitals), capitalized terms used but not defined in this Amendment No. 7 shall have the meaning ascribed to them in the Charter.

“Amendment Agreements” means each of Amendment No. 1, Amendment No. 2, Amendment No.3, Amendment No. 4, Amendment No. 5, Amendment No. 6 and the Side Letter and “Amendment Agreement” means any one of them.

“Approvals” means national and local authorizations, licenses, permits, approvals, exemptions or similar instruments that will need to be obtained from and/or granted by any governmental authorities in China from time to time required for the performance of this Amendment No. 7.

“Chinese Taxes” means all tax liabilities in China specifically suffered or incurred directly or indirectly by law or contractually by Owner or any other member of Owner Covered Group whatsoever and howsoever arising due to the presence of the Vessel as an FSRU in China when the Vessel acts in FSRU Mode, including but not limited to business tax, corporate tax, corporate income tax, local surcharges, wealth tax, income tax and individual income tax, personal tax or social security contributions of employees or crew members, social security premiums, customs taxes or duties, VAT or other indirect taxes, withholding tax (including on hire, loan repayments, interest and dividends), any municipal, provincial or state taxes, any tax relating to the importation, stay or exportation into and from China (as the case may be) of the Vessel (including related materials and/or equipment) and any penalty or interest payable in connection with any failure to pay or any delay in paying or reporting any of the same, together with all compliance and filing costs relating to such taxes.

“FSRU” means floating storage and regasification unit.

“FSRU Mode” means the use of the Vessel at all times during the Project Period, except when a Voyage is occurring.

“FSRU Terminal” means the Tianjin FSRU terminal located in the People’s Republic of China or any other FSRU terminal in the People’s Republic of China approved in writing by Owner, such approval not to be unreasonably withheld.

“LNG Carrier Mode” has the meaning given to it in Clause 7 of this Amendment No. 7 (“Voyage”).

“Maintenance Allowance” has the meaning given to it in Clause 25 (as amended by this Amendment No. 7).

“Modification Specification” means the document to be mutually agreed between Parties and defining the scope of the Modification Work as may be requested by Charterer.

“Modification Work” means any and all work; design, engineering, procurement, fabrication, installation, commissioning and testing required for the modification of the Vessel to FSRU in accordance with the Modification Specification.

“Modification Yard” means such yard as mutually agreed between the Parties for the performance of the Modification Work.

“Mortgagee” means DnB Bank ASA as agent on behalf of Owner’s lenders.

“Owner Covered Group” means Owner or its successor in application of the provisions of Clause 21(b) of the Charter, Höegh LNG Holdings Ltd., Höegh LNG Ltd., Höegh LNG AS, Höegh LNG Fleet Management AS, Höegh LNG Maritime Management Pte. Ltd., Mitsui O.S.K Lines, Ltd., Tokyo LNG Tanker Co. Ltd., Höegh LNG Partners L.P and Höegh LNG Partners Operating LLC

and such other directly or indirectly wholly owned subsidiary of Höegh LNG Holdings Ltd. that is providing management services to the Owner in relation to the Vessel, and for the purposes of Clause 8.2 of this Amendment No. 7 only, such term includes any employees or other officers of the companies listed above or any master, officers or crew employed upon the Vessel.

“Owner’s Permits Matrix” means a document listing the Approvals that the Owner is obliged to obtain pursuant to the terms of this Amendment No. 7, as attached as Schedule 4.

“Project” means Charterer’s project with Project Sub-Charterer, consisting of using the Vessel in FSRU Mode at the FSRU Terminal or in LNG Carrier Mode.

“Project Agreement “ means the agreement signed between Charterer and Project Sub-Charterer for the provision of FSRU services at the FSRU Terminal by Charterer to Project Sub-Charterer, or otherwise to allow the use of the Vessel by Project Sub-Charterer in LNG Carrier Mode.

“Project Period” means a period of time, (i) beginning on the 7th June 2021 and (ii) ending on 31st December 2022 (or, by election of Project Sub-Charterer not later than 1st October 2022, ending on 31st March 2023), unless the Project Agreement is earlier terminated in accordance with its terms.

“Project Sub-Charterer” means PipeChina Tianjin LNG Limited, a company incorporated in China with its registered office at No. 777 NanHang East Road, NanJinag Gang District, Tianjin Harbour, BinHai New district, Tiajnjin, PRC.

“Reinstatement Specification” means the scope of work mutually agreed between the Parties so that the Vessel is fitted in every way as an SRV for service under the Charter.

“Reinstatement Work” means (i) any and all work; design, engineering, procurement, fabrication, installation, commissioning and testing required to reinstate the Vessel in accordance with the Reinstatement Specification and (ii) dry-docking, cleaning and painting of the Vessel’ s bottom and effecting scheduled maintenance, so that the Vessel is fitted in every way for service under the Charter.

“Reinstatement Yard” means such yard as mutually agreed between the Parties for the performance of the Reinstatement Work.

“Project Agreement “ means the agreement signed between Charterer and Project Sub-Charterer for sub-chartering of the Vessel by Charterer to Project Sub-Charterer.

“Voyage” means a legitimate voyage under the Charter ordered pursuant to and in accordance with Clause 6 of this Amendment No. 7, the duration of which shall always be deemed to be from when the Vessel is unmoored and disconnected from the FSRU Terminal for the purpose of commencing the Voyage until the Vessel is all fast again at the FSRU Terminal.

2.	Purpose, Intention and Interpretations
2.1

The purpose of this Amendment No. 7 is to set forth the terms and conditions under which Charterer may utilize the Vessel as an FSRU for the Project and to permit the Charterer to perform its obligations under the Project Agreement in respect of the Vessel and to set out (i) the specific conditions applicable between the Parties when the Vessel is used in FSRU Mode and (ii) specific amendments in Clause 6 of this Amendment No. 7 relating to the Vessel’s use in LNG Carrier Mode.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

2.2

It is Owner’s and Charterer’s clear intention, which is hereby declared, that (i) none of Charterer’s entry into the Project Agreement, Owner’s entry into this Amendment No. 7, or the Parties’ entry into any other document pursuant to or in connection with the Project, the Project Agreement or this Amendment No. 7 shall imply or impose greater or more onerous obligations, exposures and/or liabilities on Owner or any member of Owner Covered Group (except for any other provisions of this Amendment No. 7 directly or indirectly providing to the contrary) than it would otherwise have under the Charter; and  (ii) none of Charterer’s entry into the Project Agreement, this Amendment No 7, the Parties’ entry into any other document pursuant to or in connection with the Project, the Project Agreement or this Amendment No. 7 shall imply or impose greater or more onerous obligations, exposures and/or liabilities on Charterer (except for any other provisions of this Amendment No. 7 directly or indirectly providing to the contrary) than it would otherwise have under the Charter.

2.3	In case of conflict between the provisions of the Charter and this Amendment No. 7, the provisions of this Amendment No. 7 shall prevail for the purposes of the Project.
3.	Modification of the Vessel to FSRU
3.1

If Modification Work is requested by Charterer, Owner shall arrange for such Modification Work to be carried out at the Modification Yard at a time mutually agreed with Charterer for Charterer’s time, risk and expense.

3.2

Without prejudice to the aforesaid, if Modification Work is requested by Charterer, Owner shall obtain a quote for the Modification Work from the Modification Yard, and include such quote in a budget which is to be approved as soon as reasonably practicable by Charterer. Any comment to or rejection of any parts of the budget or Modification Work, including its scope and costs shall be discussed in good faith and resolved by the Parties. After the budget has been approved, Owner shall promptly inform Charterer of any cost overrun and/or any matter which affects the budget and take reasonable steps to seek to reduce an adverse cost effect.

3.3

Charterer shall reimburse Owner for the reasonable and documented cost of the Modification Work and compensate Owner for Owner’s own reasonable and documented cost related to the Modification Work to the extent not covered by paragraph 1.2 of Schedule III (as amended by Amendment No.1 and Amendment No. 3), including but not limited to the cost of supervision, administration and follow up of the Modification Work (not covered by paragraph 1.2 (c) (i) of Schedule III) (as amended by Amendment No. 1 and Amendment No. 3) within ***** days of receipt by Charterer of Owner’s invoice together with supporting documentation.

3.4

Notwithstanding anything to the contrary in the Charter, the Vessel shall be on hire, and the performance warranties set out in Clause 27 of the Charter shall not apply, for the duration of the Modification Work, the time of which shall be deemed to include the Vessel’s deviation time, time spent at, and time spent returning from the Modification Yard until the Vessel has regained a position equivalent to that when the Vessel deviated for the Modification Work, and, for the avoidance of doubt, such time shall not count against the Dry-docking Allowances, the Unscheduled Maintenance Allowances set forth in the original Clause 25(d) of the Charter or the Maintenance Allowance set forth in Clause 25(d) of the Charter as amended by this Amendment No. 7.

4.	Importation, Stay and Exportation
4.1

Any importation, stay and exportation into and from the People’s Republic of China (as the case may be) of the Vessel and all materials and/or equipment necessary for Owner’s performance of the Charter and/or any Voyage during or related to the Project Period, shall be arranged by Charterer, in accordance with all applicable laws and regulations, for its own time, risk and expense, but with all reasonable practical assistance from Owner. Notwithstanding the foregoing, where Charterer and Owner mutually agree in advance, Owner may arrange such materials and/or equipment necessary for its performance of the Charter, but even in such case, all time, risk and expense shall be for Charterer’s account.

4.2

Subject always to the provisions of Clause 8 of this Amendment No. 7, Owner shall, at Charterer’s expense and with all reasonable practical assistance from Charterer, apply for and obtain the Approvals listed in the Owner’s Permits Matrix.

4.3

Furthermore, if requested to do so by the Charterer, the Owner shall apply for and obtain all necessary Approvals which can only be applied for and obtained by Owner, or an applicable member of the Owner Group, in its name. However, Owner shall have no liability towards Charterer if it fails to obtain any such Approval unless the failure to obtain is caused by the action or inaction of Owner or the applicable member of Owner Group, including the failure to apply for or follow the necessary procedures to obtain such Approvals.

4.4

Other than the Approvals that the Owner is to obtain in compliance with the Owner’s Permits Matrix, or as required above, the Charterer shall for its own, time, risk and expense (but with all reasonable practical assistance from Owner) obtain and maintain throughout the Project Period all other Approvals that are (i) required to comply with all relevant laws and regulations applicable to it and to the Vessel’s operation in China in FSRU Mode, including any exemption from any requirement to obtain work permits for any employees or other officers of any applicable member of the Owner Covered Group or any master, officers or crew employed upon the Vessel, (ii) required to enable Owner and any member of the Owner Covered Group to operate the Vessel in accordance with the provisions of this Amendment No. 7; or (iii) otherwise required under this Amendment.

4.5

Each Party shall provide assistance and information as is reasonably requested and required by the other Party to obtain and maintain an Approval for which that Party is responsible. The Party responsible for obtaining the relevant Approval shall ensure that any information received from the other Party is correctly applied.

4.6	For the avoidance of doubt, Owner shall not be required to change the Vessel’s flag or registry other than pursuant to and in accordance with the terms and conditions of the Charter.
5.	FSRU Mode specific modifications
5.1	At all times during the Project Period, except when a Voyage is occurring, the Charter shall be modified by the following amendments, additions and other modifications:

(a)	Modifications to Clause 1 (“Definitions”) of the Charter:
(i)	The definition of “Actual Discharge Rate” in Clause 1 of the Charter shall be amended to read in its entirety: “ “Actual Discharge Rate” has the meaning set out in Clause 27(b)(iv).”
(ii)

The definition of “Adverse Weather Periods” in Clause 1 of the Charter shall be deleted and amended to read in its entirety ““Adverse Weather Periods” means the period of time during which Adverse Weather Conditions are experienced.”“.

(iii)

A new definition shall be included in Clause 1 of the Charter which reads: “Adverse Weather Conditions” means weather and/or sea conditions forecast or experienced which exceed the weather and/or sea limits set out in any port operations manual (including the Operations Manual) applicable at the FSRU Terminal during which the master (a) moves or removes or disconnects from berth the Vessel ; and/or (b) orders a full or partial cessation of operations on the Vessel, in each case for reasons of safety of the Vessel and/or the safety of those on board the Vessel or LNG Carrier”

(iv)	A new definition shall be included in Clause 1 of the Charter, which reads: “Amendment No. 7” means Amendment No. 7 to this Charter dated ____ September 2021 and made between Owner and Charterer.
(v)	The definition of “Allowance Period” in Clause 1 of the Charter shall be deleted.
(vi)	The definition of “BOE” in Clause 1 of the Charter shall be deleted.
(vii)	A new definition shall be included in Clause 1 of the Charter, which reads: ““Charterer’s Group” has the meaning set out in Clause 68(a)”.
(viii)	The definition of “Discharge Period” in Clause 1 of the Charter shall be deleted. Any other use of the term “Discharge Period” in the Charter shall be replaced with the term “FSRU Discharge Period”.
(ix)	The definition of “Discharge Point” in Clause 1 of the Charter shall be deleted.
(x)

The definition of “Downstream Systems” in Clause 1 of the Charter shall be amended to read in its entirety: ““Downstream Systems” means all infrastructure and systems downstream of the Vessel’s high-pressure export manifold.”

(xi)	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU” means floating storage and regasification unit.”
(xii)	A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU Discharge Period” has the meaning set out in Clause 27(b)(v)”
(xiii)	A new definition shall be included in Clause 1 of the Charter, which reads:

“FSRU Gas Day” has the meaning set out in Clause 27(b)(iv).”

(xiv)

A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU Gas Nomination Procedures” means the procedures for requesting and establishing Send Out Profile and Intraday Nominations, which the Parties shall use reasonable endeavours to negotiate and agree prior to the start of the Project Period, and once agreed shall be set forth in a new Schedule X”

(xv)

A new definition shall be included in Clause 1 of the Charter, which reads: ““FSRU Terminal” means the Tianjin FSRU terminal located in the People’s Republic of China or any other FSRU terminal in the People ‘s Republic of China approved in writing by Owner, such approval not to be unreasonably withheld.”

(xvi)	The definition of “Gas Day” in Clause 1 of the Charter shall be deleted. Any other use of the term “Gas Day” in the Charter shall be replaced with the term “FSRU Gas Day”.
(xvii)

The definition of “Gas Nomination Procedures” in Clause 1 of the Charter shall be deleted. Any other use of the term “Gas Nomination Procedures” in the Charter shall be replaced with the term “FSRU Gas Nomination Procedures”.

(xviii)	A new definition shall be included in Clause 1 of the Charter, which reads “Intraday Nomination” has the meaning set out in Clause 27(b)(iii).
(xix)	A new definition shall be included in Clause 1 of the Charter, which reads: ““Maintenance Allowance” has the meaning set out in Clause 25(d).”
(xx)	The definition of “Nominated Discharge Rate” in Clause 1 of the Charter shall be amended to read in its entirety: ““Nominated Discharge Rate” has the meaning set out in Clause 27(b)(iv).”
(xxi)	The definition of “Normal Performance” in Clause 1 of the Charter shall be amended to read in its entirety: ‘Normal Performance” has the meaning set out in Clause 27(b)(i).”
(xxii)	The definition of “Off-hire Allowance” in Clause 1 of the Charter shall be deleted.
(xxiii)	A new definition shall be included in Clause 1 of the Charter, which reads: “Owner’s Group” has the meaning set out in Clause 68(a)”.
(xxiv)	The definition of “Performance Period” in Clause 1 of the Charter shall be deleted.
(xxv)	The definitions of “Primary Terminals” and “Primary Terminal” in Clause 1 of the Charter shall be deleted.
(xxvi)	The definition of “Project Sub-Charterer” in Clause 1 of the Charter shall be amended to read in its entirety: “Project Sub-Charterer” means

PipeChina Tianjin LNG Limited, a company incorporated in China with its registered office at room 1-1-1822,Financial &Trade Center South Zone, No.6975 Asia Road, Tianjin Pilot Free Trade Zone through its official address at No. 777 NanHang East Road, NanJinag Gang District, Tianjin Harbour, BinHai New district, Tiajnjin, PRC.”

(xxvii)	The definition of “Reduced Performance” in Clause 1 of the Charter shall be amended to read in its entirety: ““Reduced Performance” has the meaning set out in Clause 27(b)(iv).”
(xxviii)	A new definition shall be included in Clause 1 of the Charter, which reads: “Reduced Rate” has the meaning set out in Clause 27(b)(iv)”.
(xxix)	A new definition shall be included in Clause 1 of the Charter, which reads: “Maintenance” has the meaning set out in Clause 25 (d)”.
(xxx)	A new definition shall be included in Clause I of the Charter, which reads: “Send Out Profile” has the meaning set out in Clause 27(b)(iii)”.
(xxxi)	A new definition shall be included in Clause 1 of the Charter, which reads: “Start Up Period” has the meaning set out in Clause 27(b)(i)”.
(xxxii)

A new definition shall be included in Clause 1 of the Charter, which reads: ““Project Agreement “ means the agreement signed between Charterer and Project Sub-Charterer for sub-chartering of the Vessel by Charterer to Project Sub-Charterer. “

(xxxiii)

A new definition shall be included in Clause 1 of the Charter, which reads: “Project Period” means a period of time, (i) beginning on 7th June 2021 and (ii) ending on 31st December 2022 (or, by election of Project Sub-Charterer not later than 1st October 2022, ending on 31st March 2023), unless the Project Agreement is earlier terminated in accordance with its terms.”

(xxxiv)	The definition of “Unscheduled Maintenance” in Clause 1 of the Charter shall be deleted.
(xxxv)	The definition of “Unscheduled Maintenance Allowance” in Clause 1 of the Charter shall be deleted.
(b)	In Clause 3 (a)(i) of the Charter, the reference to “SRV” shall be amended to read: “FSRU”.
(c)	Clause 3 a) of the Charter shall be completed with the following new sub-clauses:

“(vi) the master and chief officer shall combined in total have not less than twelve (12) months’ sailing and cargo operations experience in the past five (5) years exercising responsibilities of a senior rank (master and/or chief officer) on board an LNG tanker/FSRU. The chief engineer, cargo engineer and second engineer shall combined in total have not less than eighteen (18) months’ sailing and cargo operations experience in the past five (5) years exercising responsibilities of a senior rank (chief engineer, cargo engineer and/or second engineer) on board an

LNG tanker/FSRU.

(vii) prior to the commencement of the Project Period, the Owner shall, using Owner’s standard format and subject always to Project Sub-Charterer first having duly executed a “no poaching declaration” in a wording acceptable to Owner, provide the Project Sub-Charterer with professional LNG tanker/FSRU histories in rank of the master, chief officer, chief engineer and cargo engineer (if applicable) serving on board the Vessel at the time of delivery. Prior to their assignment, similar histories shall be furnished for any new master chief officer, chief engineer or cargo engineer assigned to the Vessel during the Sub Charter Period.”

(d)	Clause 3 c) shall be amended by the addition of the following new paragraph:

“If during the Project Period, Owner changes or replaces the manager of the Vessel, it shall give reasonable consideration to any input from Project Sub-Charterer in this respect. Owner confirms that under the present circumstances it has no intention of changing or replacing the manager of the Vessel.”

(e)	Clause 5 of the Charter (“Period and Trading Limits”) shall be amended by the addition of the following new sub-clauses (d) and (e):
“(d)

Notwithstanding anything to the contrary in Clauses 5(a), (b), and (c), Charterer shall, at no expense to Owner, provide or cause to be provided, at the FSRU Terminal, port and marine facilities capable of receiving the Vessel and berths and places which the Vessel can safely reach and return from without exposure to danger, and at which the Vessel can safely lie, load or discharge (as the case may be) always afloat. Furthermore, Charterer shall provide to Owner all relevant information required to meet the interface requirements of the FSRU Terminal as soon as reasonably possible.  All reasonable costs incurred in implementing such modifications to the Vessel (and their later removal, if required to comply with the terms of this Charter), including the time taken to implement such modifications and to comply with such regulations necessary to allow the Vessel to load or discharge at the FSRU Terminal, shall be for Charterer’s account and shall be reimbursed to Owner in accordance with Schedule III.  Charterer shall also be responsible, and shall reimburse Owner in accordance with Schedule III, for all such reasonable costs incurred, including the necessary time taken, should the interface requirements of or the regulations applicable to the FSRU Terminal be altered.

(e)

Notwithstanding anything to the contrary in this Charter, Owner shall not under any circumstances whatsoever be obliged to go to and/or stay at an FSRU Terminal which has not entered into a liability agreement, acceptable to Owner’s P&I Club, with Owner.”

For the purposes of this Amendment No. 7, the Conditions of Use (CoU) for LNG carrier and FSRU Mode appended as Schedule 5 to this Amendment No. 7 is the liability agreement approved by Owner’s P&I Club.

(f)	Clause 8 (“Owner to Provide”) of the Charter shall be amended to read in its entirety:

“Owner undertakes to provide and, subject to the provisions of Schedule III, to pay for all provisions, wages (including but not limited to all overtime payments, statutory or otherwise), and shipping and discharging fees and all other expenses of the master, officers and crew, except for any Chinese master, officers and/or crew required to be on board, also, except as provided in Clauses 5 and 37, for all insurance on the Vessel described in Schedule IV, for all deck, cabin and engine-room stores and necessary spare parts, and for water; for all dry-docking (and gas-freeing of the Vessel associated therewith), overhaul, maintenance and repairs to the Vessel, including maintaining and operating the Vessel in good working order in accordance with prudent industry practices and Builder’s maintenance recommendations; and for all fumigation expenses and de-rat certificates. Owner’s obligations under this Clause 8 extend to all liabilities for customs or import duties arising at any time during the performance of this Charter in relation to the personal effects of the master, officers and crew, and in relation to the stores, provisions and other matters aforesaid which Owner is to provide and pay for and Owner shall refund to Charterer any sums Charterer or its agents may have paid or been compelled to pay in respect of any such liability on presentation of reasonable supporting documentation. Any amounts allowable in general average for wages and provisions and stores shall be credited to Charterer insofar as such amounts are in respect of a period when the Vessel is on-hire.”

(g)	Clause 23 (“Loss of Vessel”) of the Charter shall be amended by deleting the words “GMT” and replacing them with the words “the time in the People’s Republic of China”.
(h)	Clause 24 (“Off-hire”) of the Charter shall be amended to read: “Not Used”. Any use of the term “off-hire” elsewhere in the Charter and any references in the Charter

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

to Clause 24 thereof shall be deemed deleted in their entirety when the Vessel is being used in FSRU Mode.

(i)	Clause 25 (d) of the Charter shall be amended to read in its entirety:
“(i)

Owner shall be permitted up to (a) ***** days in any three hundred and sixty five day period, if the Vessel actually operates in FSRU Mode for a cumulative period of ***** days (or fewer) within such three hundred and sixty five day period; and (b) an additional period of ***** hours for each cumulative thirty day period during which the Vessel actually operates in FSRU Mode in excess of a cumulative period of ***** days in any three hundred and sixty five day period , commencing from the first day of the Project Period (the “Maintenance Allowance”) to take the FSRU out of service for maintenance, repair, and overhaul, for the performance of surveys, and for unscheduled drydocking, including all related pre-docking and post-docking procedures and time spent proceeding to or from any port or place of dry-dock and the FSRU Terminal (or such other location as may be mutually agreed by the Parties) (collectively, the “Permitted Maintenance Events”), during which there shall be no reduction in Hire solely for the FSRU’s failure to meet the Performance Guarantees or to deliver any part of the Nominated Daily Rate. Scheduled maintenance shall be identified in an annual maintenance plan to be provided by Owner to Charterer on a reasonable endeavours basis, based on Charterer’s operational requirements. Owner shall use reasonable efforts not to carry out maintenance between 1st November and 31st March (inclusive) of the next calendar year and shall not, in any event, use more than ***** hours of Maintenance Allowance in every such period. The annual maintenance plan will be provided by Owner to Charterer within ***** weeks after the date of the Amendment No. 7 and prior to the first day of the start of regasification services, and from then on annually no later than ***** months prior to each year end.

(ii)	There will be no scheduled dry docking during the Project Period unless mutually agreed by Owner and Charterer.
(iii)

The Maintenance Allowance shall not be reduced in whole or in part if an event described in Clause 27(b)(v) (a) to (m) (but not including Clause 27(b)(v)(g)) occurs during the performance of a Permitted Maintenance Event.

(iv)

The Maintenance Allowance shall be prorated on a straight line basis during the first and last years of the Project Period to the extent that the date of Delivery and the date of Redelivery do not start or end at the end of a calendar year.  To the extent that any Maintenance Allowance remains unutilized by Owner by the end of a year, such remaining Maintenance Allowance shall be forfeited and shall not be carried over into the next year.

(v)	Owner shall not use more time for maintenance than is necessary and shall

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

notify Charterer if any Maintenance Allowance is taken or will be taken. Owner shall consult with Charterer as far in advance as possible with regard to the timing, the duration and the requirement for any maintenance work.

(vi)

The FSRU shall be On-Hire during any period of the Maintenance Allowance, and all items to be provided and paid for by Charterer pursuant to Clause 9(a) shall be for Charterer’s account, and Owner’s use of the Maintenance Allowance shall not in any way or to any extent whatsoever be regarded as a default, non-performance or breach by Owner of any obligation under or any provision of the Charter.

(vii)

The Parties acknowledge that during a Permitted Maintenance Event the FSRU may not be available, in whole or in part, to provide Regasification or other services.  If due to the nature of the Permitted Maintenance Event, the FSRU can continue to provide FSRU services, Owner shall inform Charterer and, upon Charterer’s request, shall provide such FSRU services, on a non-guaranteed basis.

(viii)

Notwithstanding anything to the contrary in this Clause 25, no scheduled dry-docking (with bottom survey in drydock) shall take place in the Project Period, provided that the Project Period does not extend beyond the date falling ***** days prior to the Vessels next scheduled dry-dock (with bottom survey in drydock) in accordance with the Vessel’s Classification Society requirements.

(ix)	For the avoidance of doubt, nothing in this Clause 25(d) shall prevent Owner from carrying out general maintenance on the Vessel which does not result in any deficiency in the Vessel’s service.”
(j)	Clause 25 (e) shall be amended to read: “Not Used”.
(k)	Clause 26 (Ship Inspection) shall be amended by the addition of the words “and Project Sub-Charterer, as applicable” after the word “Charterer” wherever it occurs.
(l)	Clause 27 (“Performance”) of the Charter shall be deleted in its entirety and replaced with the following:

“(a)

(i)

Owner undertakes and guarantees that at all times during the Project Period the Vessel shall be capable of maintaining a maximum average daily boil-off of no more than *****% of the Vessel’s total cargo capacity. For purposes of establishing whether the Vessel has achieved performance as required under this Clause 27(a), the Parties shall discount periods when: (i) the Vessel is discharging regasified LNG and/or loading or discharging LNG;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ii) when due to loading of LNG the saturated vapour pressure is above 170 mbarg; and (iii) if pre-approved or requested by Charterer, the Vessel is transferring cargo between cargo tanks.

(ii)

Boil-off calculation: Boil-off shall be measured by subtracting the volume of LNG contained in the Vessel’s tanks at gauging at the end of an FSRU Gas Day of no discharging regasified LNG and/or loading or discharging LNG and/or by Charterer approved transfer of LNG between cargo tanks, but where the Vessel is still connected within Tianjin Port, from the volume of LNG contained in the Vessel’s tanks at gauging at the start of an FSRU Gas Day of no discharging regasified LNG and/or loading or discharging LNG,  and/or by Charterer approved transfer of LNG between cargo tanks. but where the Vessel is still connected within Tianjin Port.  Actual boil-off shall be calculated using the mean value from 5 (five) distinct but consecutive measurements and averaged over a performance period of *****.

(b)

(i)

Owner further undertakes, subject to the provisions of this Clause 27(b) and subject to a seven (7) day start-up period (“Start Up Period”), that the Regasification Components will, throughout the Term, enable the Vessel’s cargo to be regasified and discharged at not less than a regasified LNG discharge rate ***** MMScf/day (“Normal Performance”). Charterer will provide not less than ***** days prior notice to Owner if Charterer requires the Vessel to operate in FSRU Mode (such notice period not to commence any earlier than the date of delivery of the Vessel under the Project Agreement) in order that the Vessel may commence operating in FSRU Mode at the end of such ***** day period. The Parties will use reasonable endeavours to develop and agree a commissioning procedure in respect of the Start Up Period no later than ***** days prior to the Vessel being required to operate in FSRU Mode, including final testing and commissioning of the Modification Work. Furthermore, if during the Start Up Period, the Owner is prevented from adhering to the commissioning procedure for reasons not directly attributable either to the acts or omissions of the Owner or to the Vessel, the Start Up Period shall be automatically extended for the period of time that the Owner is prevented from adhering to the commissioning procedure.  For the avoidance of doubt, any delays in Owner adhering to the commissioning procedure which arise due to COVID 19 travel restrictions to or within China shall not be considered reasons attributable to Owner or the Vessel, provided that Owner shall use all reasonable endeavours to mitigate any adverse effects of any such travel restrictions.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

In every case where the Actual Discharge Rate is higher than the then-current Normal Performance during regasification of LNG and has been in operation for three (3) periods of at least eight (8) hours without any unplanned shut down so that total operating time accumulates to twenty four (24) hours , the value of such Actual Discharge Rate shall immediately replace the then-current Normal Performance until subsequently re-adjusted up to a maximum Normal Performance of ***** MMScf/day. Each such increase in the Normal Performance shall be formalized by signature by both Parties of the Discharge Performance Certificate attached as Schedule 3 to Amendment No. 7.

(ii)

Subject always to the provisions of Clause 27(b)(iii) below, Owner shall, subject to applicable terms of the FSRU Gas Nomination Procedures, deliver the Nominated Discharge Rate in accordance with the daily curve agreed with Charterer in accordance with the FSRU Gas Nomination Procedures (“Send Out Profile”), subject to such Send-Out Profile for that FSRU Gas Day being agreed no later than twelve (12) hours before the commencement of the relevant FSRU Gas Day.  In case the Owner fails to deliver gas in accordance with the Send Out Profile as required pursuant to the applicable terms of the FSRU Gas Nomination Procedures, then the applicable terms of the FSRU Gas Nomination Procedures will apply to such failure (provided always that such terms are fair, reasonable and proportionate to the failure). Owner shall use reasonable endeavors to accommodate any change to the Send Out Profile requested by Charterer, during the relevant FSRU Gas Day (“Intraday Nomination”), but Owner shall not be liable for any failure in this respect.

(iii)

Whenever Charterer requests a Nominated Discharge Rate above Normal Performance, Owner shall use reasonable endeavors to make such higher rate available, subject always to the maximum capacity of the Regasification Components when all three units of the Regasification Components are operating. Notwithstanding the provisions of the immediately following paragraph, if the Vessel is incapable of discharging its cargo at such higher rate, such performance shall not be considered Reduced Performance and Charterer shall not be entitled to pay hire at a rate equal to the Reduced Rate or claim a reduction in hire.

If, on any day, commencing from 10.00 A.M. (China local time) on that day and ending at 09.59 A.M. (China local time) on the immediately following day (an “FSRU Gas Day”), the Vessel’s actual discharge rate calculated over that FSRU Gas Day as measured in accordance with Clause 27(b)(iv)-(v) (the “Actual Discharge Rate”), is less than the daily nominated discharge rate

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

requested by Charterer in accordance with the FSRU Gas Nomination Procedures for that FSRU Gas Day (the “Nominated Discharge Rate”), and such Actual Discharge Rate is lower than Normal Performance (such deficient performance hereinafter being referred to as “Reduced Performance”), then a Hire Rate equal to a reduced rate determined by multiplying the Fixed Element of the Hire Rate by a factor calculated by dividing the Actual Discharge Rate by ***** (the “Reduced Rate”) shall be payable for each of such FSRU Gas Day in respect of which an Actual Discharge Rate lower than the Nominated Discharge Rate and the Normal Performance has been determined during the FSRU Discharge Period in question. This Reduced Rate in case of Reduced Performance shall replace in its entirety Paragraph 4 of Schedule III. For the avoidance of doubt, any reduction of hire to which Charterer is entitled under this Clause 27(b)(iii) shall be credited against hire payments in accordance with Clause 12(a) as promptly as possible.

(iv)

If no discharge of regasified LNG is ongoing from the Vessel, measurement of the Actual Discharge Rate shall commence when the vaporizers, piping and pressurizing risers are cooled down and the last high pressure pump required to achieve the ordered discharge rate is placed on line and the Vessel starts the discharge of Regasified LNG, and shall terminate when the first high pressure pump is secured near the end of the discharge (“FSRU Discharge Period”).

Prior to the commencement of an FSRU Discharge Period a notification of FSRU Readiness to Discharge Gas (as defined in the FSRU Gas Nomination Procedures) shall be delivered by Charterer to Owner in accordance with the FSRU Gas Nomination Procedures  and an FSRU Discharge Period shall start no later than ***** hours after Owner’s receipt of the above notification, unless such time is extended by reasons attributable to Charterer, Project Sub-Charterer, the FSRU Terminal, governmental or regulatory authorities or Force Majeure (as defined in the FSRU Gas Nomination Procedures).

The Actual Discharge Rate shall be the rate of regasified LNG discharged as measured by the Vessel’s metering station. When measuring the Actual Discharge Rate against Normal Performance a variation of ***** percent (*****%) shall be allowed.

Normal Performance shall be based upon LNG with a chemical composition (Mass%) as follows:

%	Lean LNG	Rich LNG
C1	99.8	85
C2	0.2	9.5
C3	0	3
iC4	0	1
nC4	0	1
iC5	0	0.13
nC5	0	0.12
C6+	0	0
N2	0	0.25

(v)

The performance of the Vessel in relation to the warranty contained in this Clause 27(b) shall be reviewed on the 25th of each calendar month, and the results accumulated and compensation, if any, shall be assessed and paid at the next hire payment due at the beginning of the following calendar month.  For purposes of establishing whether the Vessel has achieved performance as required under Clause 27(b) and calculating the Hire Rate, the Parties shall discount any FSRU Gas Day (or in case of (g) and (j) below, only the relevant part of the FSRU Gas Day, provided that the volumes required in such part of the FSRU Gas Day in accordance with the Send Out Profile shall be disregarded and the Nominated Discharge Rate for that FSRU Gas Day shall be adjusted accordingly):

(a)

where the FSRU Terminal is not ready or able to receive the Nominated Discharge Rate specified by Charterer in accordance with the FSRU Gas Nomination Procedures and at the corresponding pressures and temperatures;

(b)	where Charterer has requested Intraday Nominations as per Clause 27(b)(ii);
(c)	where Charterer has instructed the Vessel to proceed from the FSRU Terminal;
(d)	where the Vessel is prevented from approaching or remaining and/or operating at the FSRU Terminal or the Owner is prohibited from operating in accordance with this

Charter by any applicable law, relevant regulatory or governmental authority for a reason not attributable to a breach by Owner of this Charter or a failure on the part of the Vessel;

(e)

where the Vessel is required to disconnect and/or to depart from the FSRU Terminal or is prevented from discharging her cargo as regasified LNG by reason of compliance with the applicable requirements and guidelines of the Classification Society, the Vessel’s Flag State or any other relevant regulatory authority and/or with such requirements as set out in the FSRU operating manual in relation to the Vessel’s safe operation, cargo management and/or filling level restrictions;

(f)	where there is not a required amount of LNG onboard the Vessel to obtain the Nominated Discharge Rate in accordance with the FSRU Gas Nomination Procedures;
(g)	where the Owner is using the Maintenance Allowance;
(h)

where the Downstream Systems are not ready or able to provide or receive the Nominated Discharge Rate specified by Charterer in accordance with the FSRU Gas Nomination Procedures and at the corresponding pressures and temperatures;

(i)	where the Vessel is prevented from discharging by other events within the port or where there is a wider risk to safety or the environment;
(j)	where the Vessel’s failure to achieve the required performance under Clause 27(b) of this Charter arises from any Adverse Weather Conditions; and
(k)	where the FSRU Gas Nomination Procedures have not been agreed and attached as a new Schedule X.
(vi)

In the event that the Parties have been unable to agree the FSRU Gas Nomination Procedures (and such procedures are not set forth in a new Schedule X), then notwithstanding any other provisions of this Clause 27(b) to the contrary, Owner shall use reasonable endeavours to comply with any daily nominated discharge rate that may be requested by Charterer, but otherwise Owner shall not be liable for any failure to deliver gas in accordance with this Clause 27.

(vii)

Notwithstanding the provisions of this Clause 27(b), if at any stage the Actual Discharge Rate achieved by the Vessel is less than Normal Performance due to a defect in the Regasification Components (and such lower discharge rate has not been requested

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

by Charterer in accordance with the FSRU Gas Nomination Procedures), Owner shall be entitled to repair such defect in the Regasification Components and/or the Vessel by the Vessel proceeding to dry-docking in accordance with the provisions of Clause 25(h). Before committing to a dry dock, Owner shall always consult with the Charterer to assess alternative solutions.

(viii)

The Vessel shall be capable of regasifying LNG in a closed-loop heating mode using steam from the Vessel’s regas boilers as the primary heating medium at a daily Nominated Discharge Rate with a pressure of ***** to ***** bar and a temperature of ***** to *****◦C at the outlet of the Regas skid.”

(m)	Clause 52(c)(iv) and (v) of the Charter shall be amended to read in its entirety: “Not Used”.
(n)	The second sentence of Clause 53 of the Charter shall be amended to read in its entirety:

“The foregoing notwithstanding, no term of this Charter, other than Clauses 68(a) and (b) (as amended by Amendment No. 7), and Clause 68(c) is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person or entity who is not a party to it, except that the Mortgagee shall have the benefit of and may enforce the provisions of Clause 10 of Amendment No. 7.”

(o)	Clause 68(a) of the Charter shall be amended to read in its entirety:

“No member of Owner’s Group shall be under any liability whatsoever to Charterer, Charterer’s Representatives, Project Sub-Charterer, or their estates (“Charterer’s Group”) for their death or personal injury during the time when they are engaged in the activities contemplated under this Charter unless death or personal injury is caused, in whole or in part, by the gross negligence or willful misconduct of Owner, its employees or its agents (“Owner’s Group”). Likewise, no member of Owner’s Group shall be under any liability to any member of Charterer’s Group in respect of damage to, or loss or destruction of their personal property unless such damage to, or loss or destruction of personal property is caused by the gross negligence or willful misconduct of any member of Owner ‘s Group.”

(p)	Clause 68(b) of the Charter shall be amended to read in its entirety:

“No member of Charterer’s Group shall be under any liability whatsoever to any member of Owner’s Group for their death or personal injury during the time when they are engaged in the activities contemplated under this Charter unless death or personal injury is caused, in whole or in part, by the gross negligence or willful misconduct of a member of Charterer’s Group. Likewise, no member of Charterer’s Group shall be under any liability to any member of Owner’s Group in respect of damage to, or loss or destruction of their personal property unless such damage to,

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

or loss or destruction of personal property is caused by the gross negligence or willful misconduct of any member of Charterer’s Group.”

(q)

Appendix I to Schedule I of the Charter shall be amended to read in its entirety: “Not Used”. Any references in the Charter to Appendix I to Schedule I thereof, and any uses of the term “Primary Terminal” in the Charter shall be deemed deleted in their entirety.

(r)

Schedule X of the Charter (Gas Nomination Procedures) shall be deleted in its entirety and shall be replaced with a new Schedule X as attached in Schedule 2 to this Amendment No. 7 (FSRU Gas Nomination Procedure).

5.2

All terms and conditions of the Charter, except to the extent modified or changed by this Amendment No. 7 shall remain in full force and effect. However, such terms and conditions shall be interpreted in light of and in such way to give effect to the intention of the Parties set out in Clause 2 above, provided however that, any further amendment or modification to the Charter that may be required during the Project Period shall always be agreed in writing between the Parties.

5.3

For the avoidance of doubt and with reference to paragraph 1.2(c)(ii) to Schedule III of the Charter, Owner shall not in any circumstances whatsoever be forced or obliged to lay off any of the Vessel’s master, officers or crew, provided that if the Vessel is required and the Owner agrees to employ a Chinese master, officer and/or crew, Owner shall use reasonable endeavours to deploy the Vessel’s master, officers and/or crew elsewhere and shall in any event use reasonable endeavours to mitigate the cost and expenses associated with the Vessel’s original master, officers and crew in circumstances where the Vessel is required to employ a Chinese master, officer and/or crew. However, Owner shall use reasonable endeavours to mitigate the Variable Element cost (i.e. manning and crew travel expenses).

5.4

For the avoidance of doubt and without prejudice to Clauses 1 to 4, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, and 6 to 13 of this Amendment No. 7, for any Voyage the Charter shall apply without the amendments and/or additions set out in Clause 5.1 of this Amendment No. 7.

5.5

For the avoidance of doubt and without prejudice to Clauses 1 to 4, 5.2, 5.3, 5.4, 5.5, 5.6 and 7 to 14 of this Amendment No. 7, upon expiry of the Project Period, the Charter shall apply without the amendments and/or additions set out in Clause 5.1, 5.6, 5.7, 6, 8 and 14 of this Amendment No. 7, but without prejudice to any rights, obligations or liabilities that may have accrued prior to the expiry of the Project Agreement.

5.6

At any time during the Project Period when a Voyage is occurring, each of the Unscheduled Maintenance Allowance specified in Clause 25(d) of the Charter and each of the Off hire Allowance specified in Clause 24(h) of the Charter shall be reduced to an allowance equal to the original Unscheduled Maintenance and Off-hire Allowances, multiplied by *****.

5.7	Training of Chinese Operator

If, during the Project Period, there is a requirement of the Project Sub-Charterer to train a Chinese operator to operate the Vessel as an FSRU, Owner will in good faith enter into

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

discussion with Project Sub-Charterer with the aim to arrange, in cooperation with Project Sub-Charterer, for such training (including but not limited to training procedures, necessary facilities, and location). All documented costs arising from such activity shall be fully borne by Project Sub-Charterer. Invoices will be sent to Project Sub-Charterer together with appropriate documentation, provided, however, that the scope of activities and cost estimates have been approved in advance and in writing by Project Sub-Charterer.

6.	Voyage
6.1

At any time and from time to time during the Project Period, the Charterer is entitled to use the Vessel in LNG carrier mode (“LNG Carrier Mode”) and order the Vessel on a Voyage, provided that Charterer has given Owner not less than ***** days prior notice.

6.2

If Owner is requested by Charterer to prepare the Vessel for a Voyage including but not limited to removal of any fouling, then to the extent not covered by paragraph 1.2 of Schedule III, Charterer shall (where such costs are agreed in advance by the Parties) reimburse Owner for the documented related costs within ***** days of receipt of Owner’s invoice, and the Vessel shall remain on hire and any such time taken shall not count towards the Maintenance Allowance.

6.3

Notwithstanding anything to the contrary in the Charter, during a Voyage Owner shall not be deemed to be in breach of any provisions of the Charter to the extent such breach is caused by or otherwise directly attributable to the use of the Vessel in FSRU Mode.

6.4

Unless Owner has been allowed to perform Voyage preparations in order for the Vessel to meet its original performance guarantees of the Charter, Clauses 27(a)(i)-(ii), the part of Clauses 27(c)(i) pertaining to speed and the part of Clause 27(c)(ii) pertaining to fuel oil consumption (not related to excess boil off) shall not apply to any Voyage.

7.	Reinstatement Work to the Vessel
7.1

At the expiry of the Project Agreement the Vessel may at Charterer’s option proceed to the Reinstatement Yard or any other suitable location agreed between Owner and Charterer where Owner shall arrange for the Reinstatement Work being carried out for Charterer’s time, risk and expense. However, unless Owner has been instructed by Charterer to arrange for such Reinstatement Work to be carried out, Owner shall not be deemed in breach of any provisions of the Charter to the extent such breach is caused by or otherwise attributable to the Reinstatement Work having not been carried out.

7.2

Owner shall provide to Charterer a proposed Reinstatement Specifications, which scope time and related costs shall be mutually agreed to by the Parties. Charterer shall reimburse Owner for the documented cost of the Reinstatement Work and compensate Owner for Owner’s own reasonable and documented costs related to the Reinstatement Work to the extent not covered by paragraph 1.2 of Schedule III, including but not limited to the cost of supervision, administration and follow up of the Reinstatement Work (to the extent not covered by paragraph 1.2 (c) (i) of Schedule III), within ***** days of receipt of Owner’s invoice.

7.3

Notwithstanding anything to the contrary in the Charter, the Vessel shall be on hire, and the performance warranties set out in Clause 27 of the Charter shall not apply, for the duration of the Reinstatement Work, the time of which shall be deemed to include the Vessel’s deviation time from the FSRU Terminal, time spent at, and time spent returning from the Reinstatement Yard until the Vessel has regained a position equivalent to that when the Vessel deviated for the Reinstatement Work, and such time shall not for the avoidance of doubt count against the Drydocking Allowances or the Unscheduled Maintenance Allowances set forth in the original Clause 25(d) of the Charter, or the Maintenance Allowance set forth in Clause 25(d) as amended by this Amendment No. 7.

8.	Indemnities

8.1

(a)

Charterer shall indemnify and hold Owner Covered Group harmless from any charges, costs, expenses, claims, liabilities and losses whatsoever (except for any charges, costs, expenses, claims, liabilities and losses relating to the tax implications addressed in Clause 8.2 below) which Owner determines it or any member of Owner Covered Group has incurred or may incur as a consequence of the Charterer’s entry into the Project Agreement, Owner’s entry into this Amendment No. 7, or the Parties entering into any other document pursuant to or in connection with the Project, the Project Agreement or this Amendment No. 7, and that, for the avoidance of doubt, exceed any charges, costs, expenses, claims, liabilities and losses that Owner or any member of Owner Covered Group would have otherwise been liable for under the Charter. Furthermore, the Parties acknowledge and agree that the indemnity contained within this Clause 8 applies from the commencement of the Project Period.

(b)	It is confirmed, clarified and agreed as follows:

(i)that sub-clause 8.1(a) above shall not apply to any liability specifically addressed by Clause 68 of the Charter as amended (“Specified Liabilities”), which shall subsist and be construed in accordance with their terms regardless of where any Specified Liabilities may be suffered or incurred (including during any use or operation of the Vessel as an FSRU in China or in LNG Carrier Mode) and regardless of the nationality of the Party or Parties to whom any Specified Liabilities are incurred (and Specified Liabilities are hereby confirmed to be liabilities which do not fall within the scope of sub-clause 8.1(a) above);

(ii)that Owner’s liability for any tortious act (which includes negligence) by Owner or any member of the Owner Covered Group to any third party shall be treated in the same manner as such tortious act would be treated under the Charter, and the fact that any such tortious act may be committed during operation of the Vessel as an FSRU in China or in LNG Carrier Mode shall not change the allocation of liability which would otherwise apply as a consequence of such tort occurring under the Charter; nor shall the geographical location of any tortious act or the nationality of the party or parties injured by such tortious act(s) affect in any way the allocation of liability therefor. The fact that a tortious act to any third party is committed by Owner or any other member of the Owner Covered Group while

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

operations are conducted under the Project Agreement does not affect in any way the culpability and liability of Owner or any member of the Owner Covered Group for such tortious act(s) (and liability for such acts shall be treated as if they had occurred under the Charter); and any resulting loss suffered by Owner or any member of Owner Covered Group shall not be covered by the indemnity in sub-clause 8.1(a) above save and except that any indemnities or limitations or exclusions of liability available to Owner under the Charter (excluding sub-clause 8.1(a) above) shall apply and shall be available to Owner in respect of any liability arising from use of the Vessel as an FSRU in China or in LNG Carrier Mode;

(iii)that the indemnities in sub-clause 8.1(a) above and in Clause 8.2 below shall extend to and for the benefit of each member of Owner Covered Group and that each member of Owner Covered Group shall have the benefit of and may enforce those provisions notwithstanding Clause 11 of this Amendment No.7, provided that no such indemnities shall apply to any liability resulting from Owner’s  material failure to comply with a term or condition of the Charter, this Amendment No. 7 or any other addenda or amendments to the Charter, where such material failure is found to result directly in the liability in respect of which Owner is invoking the foregoing indemnity.

(c)

Irrespective of whether or not the Owner or any applicable member of the Owner Covered Group is in compliance with all relevant laws and regulations in China applicable to the Vessel’s operation in China in FSRU Mode, Charterer shall always be liable for and shall within ***** Business Days of a demand by the Owner indemnify and hold harmless Owner and each other member of Owner Covered Group against all losses, liabilities and costs which the Owner determines will be or has been suffered by Owner or a member of the Owner Covered Group for or on account of Chinese Taxes. Notwithstanding anything to the contrary in this Charter (including this Amendment No. 7), the Charterer shall not indemnify or hold harmless Owner or any member of the Owner Covered Group against, and shall not be liable for, any loss, liability or costs which have been or will be suffered by Owner or any member of the Owner Covered Group for or on account of Chinese Taxes which have been or will be incurred as a result (i) any activity of the Owner or any member of the Owner Covered Group that does not relate to the performance of its obligations under this Amendment No 7; or (ii) the Owner or any member of the Owner Covered Group being incorporated in or a tax resident of China or having a permanent or fixed establishment in China for any purpose other than directly in relation to this Amendment No. 7.

(d)

Any tax credit that Owner or any member of Owner Covered Group obtains in relation to such Chinese Taxes shall be deducted from Charterer’s future indemnification amounts when Owner determines that the creditable amount has been confirmed and received by Owner or the applicable member of Owner Covered Group.  If Charterer is entitled to a deduction in future indemnification amounts according to the above, but the Owner determines that such deduction

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

cannot be made, Owner shall reimburse Charterer accordingly. For the avoidance of doubt, the provisions of Clause 52 (“Taxes”) shall apply to taxes other than Chinese Taxes.

(e)

Charterer’s indemnity in Clause 8.2(a) above shall extend to Owner’s and any applicable member of Owner Covered Group’s costs of tax and accounting compliance which have been notified to Charterer and agreed in advance, including, without limitation: (i) the reasonable and documented costs of agents, tax advisers and internal and external tax controllers and (ii) reasonable and documented costs of registering a permanent establishment or branch in China with the Chinese tax authorities and deregistering such permanent establishment or branch at the end of the period of use of the vessel in FSRU mode in China.  Charterer shall indemnify Owner and any applicable member of Owner Covered Group irrespective of whether Charterer is indemnified by Project Sub-Charterer under the Project Agreement.

(f)

All payments by Charterer to Owner under the Charter (as amended by this Amendment No. 7) shall be paid without any deduction or withholding for Chinese Taxes.  In the event that Charterer is required by law to make any such deduction or withholding of Taxes, the amount payable by Charterer to Owner shall be increased by an amount so that the amount after such a deduction or withholding shall be the amount that would have been received by Owner but for such deduction of withholding, and the Charterer shall be also liable for payment of an equivalent amount so deducted or withheld to the applicable governmental authority.

(g)

This Clause 8.2 applies irrespective of whether any tax obligations under the Charter (as amended by this Amendment No. 7) arise from a tax assessment or reassessment by a governmental authority, or other competent tax authority, during the Project Period or after the termination or expiration of the Charter for a period of ***** years.

(h)	A reference in this Clause 8 to “determines” means a determination made by the person making the determination acting reasonably.
(i)

Where the Owner becomes aware of a matter which may give rise to a claim under this Clause 8.2 (a “Chinese Tax Claim”), the Owner shall as soon as reasonably practicable notify the Charterer in writing providing reasonable detail of the nature of the liability and the reasons for that liability arising.

(j)

Subject to being indemnified and secured on a continuing basis to the Owner’s reasonable satisfaction against any costs and expenses which may be incurred by or on behalf of the Owner or a member of the Owner Covered Group, the Owner shall take (or shall procure that a member of the Owner Covered Group shall take) such action as the Charterer may by written notice given to the Owner reasonably request to dispute, resist, appeal against, mitigate or defend the Chinese Tax Claim (the “Action”).

(k)	If it becomes clear that the Chinese Tax Claim cannot be satisfactorily resolved

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

with the relevant tax or governmental authority, and if the Charterer so requests, and provides an opinion from its tax consultant that, on the balance of probabilities, the Owner would be likely to succeed in appealing against the tax or governmental authorities’ arguments, the Owner (subject to it continuing to be satisfied by the level of indemnity provided by the Charterer) may appeal any decision of the relevant tax or governmental authority before the relevant court of first instance (or shall procure that such an appeal is taken).

(l)	Any further appeal to a higher court (whether to defend or appeal the first instance decision or any decision of a higher court or tribunal) shall be at the absolute discretion of the Owner.
(m)	The Charterer may, to the extent permitted by relevant law, elect to have conduct of any Action, in which event:

(i)the Owner shall, or shall procure that a member of the Owner Covered Group shall, delegate the conduct of such Action to the Charterer (and/or their professional advisers) and give such authority to them as is required to allow them to conduct the Action and shall notify any relevant third party (including, without limitation, any Taxation Authority) of such authority; and

(ii)the provisions of paragraph (l) below shall apply.

(n)	The Charterer hereby undertakes to the Owner to:

(i)keep the Owner promptly on demand informed of all matters relating to the Action and deliver to the Owner copies of all material correspondence relating to the Action;

(ii)

deliver to the Owner in draft form all material written communications in respect of the Action which the Charterer or its advisers propose to send to a Taxation Authority and take into account all reasonable comments provided by the Owner within ***** Business Days of such delivery; and

(iii)obtain the prior written approval of the Owner to:

(A)	the settlement or compromise of the Chinese Tax Claim which is the subject of the Action; and
(B)	the agreement of any matter in the conduct of the Action which is likely to affect the amount of the Chinese Tax Claim.
(o)	The Charterer’s right to have conduct of the Action pursuant to clause 8.2(k) shall not extend to any decision to appeal any decision of a tax or governmental authority before a court or tribunal.
(p)	For the avoidance of doubt, the Charterer shall not incur any liability in respect of any Chinese Tax which may become payable by the Owner or any member of Owner Covered Group in respect of (i) any activity of the Owner or any member of Owner Covered Group that does not relate to the performance of its obligations under the Charter as amended by this Amendment No 7; or (ii) the Owner or any member of Owner Covered Group being incorporated in or a tax resident of China or having a permanent or fixed establishment in China for any purpose other than in direct relation to the Charter as amended by this Amendment No. 7.

9.	Costs and Expenses

Charterer shall compensate Owner for all time spent and all reasonable and documented costs and expenses incurred by Owner in connection with or related to (i) Project Sub-Charterer, the Project and/or the Project Agreement, and/or (ii) the negotiation, preparation and completion of this Amendment No. 7 and any other documents related to the Project Agreement, including but not limited to reasonable travel expenses and legal costs, provided however that such costs have been approved in advance and in writing by Charterer.

The following costs are deemed to be approved in advance and in writing by Charterer as per the date of this Amendment No. 7:

(a)

any reasonable and documented legal costs incurred or which may incur, for the Owner’s account under the Facility Agreement between the Owner and Owner’s Financiers in connection with or related to the negotiation, preparation and completion of this Amendment No. 7 and any other documents related to the Project Agreement, documented by copies of the relevant invoices; and

(b)

Owner’s reasonable and documented external legal costs in connection with or related to the negotiation, preparation and completion of this Amendment No. 7 and any other documents related to the Project Agreement, documented by copies of the relevant invoices.

10.	Confirmation
10.1	The Charterer hereby represents, warrants and confirms that the Project Agreement includes provisions:
(a)

expressly acknowledging the existence of the mortgage over the Vessel executed by the Owner in favour of the Mortgagee as security trustee for a syndicate of lenders and registered at the Norwegian International Ship Register;

(b)

expressly acknowledging that Project Sub-Charterer’s rights under the Project Agreement are subject and subordinate to the Owners’ rights under the Charter (with effect that, without limitation, Project Sub-Charterer shall not assert any claim against the Owner or the Vessel by reason of any breach by the Charterer of the Project Agreement); and

(c)

agreeing that Project Sub-Charterer shall not assert any claim against the Owner for wrongful interference with Project Sub-Charterer’s rights (or any similar or equivalent claim) in respect of any actions taken by the Owner in compliance with the Charter.

10.2

The Charterer confirms, for the avoidance of doubt, that clause 29(b) of the Charter covers any lien on the Vessel or claim against the Owner asserted by Project Sub-Charterer arising out of or in connection with the Project Agreement or in breach of the provisions of the Project Agreement referred to in Clause 10.1 and the Charterer shall indemnify the Owner against the consequences of (i) any such lien or claim and (ii) any breach by the Charterer of Clause 10.1.

11.	Third Party Rights
11.1

No one who is not a Party to this Amendment No. 7 shall have any rights under it by reason of the Contracts (Rights of Third Parties) Act 1999, except that the Mortgagee shall have benefit of and may enforce the provisions of Clause 10 above.

12.	Law and arbitration
12.1	This Amendment No. 7 shall be governed by and construed in accordance with English law.
12.2	The provisions of Clause 53 of the Charter (“Law and Arbitration”) shall apply to this Amendment No. 7, as if set out in full in this Amendment No. 7.
13.	Effective date
13.1

This Amendment No. 7 shall be fully effective on the later of the date it is executed by both Parties and the date the Mortgagee’s consent is given, as required by the terms of the Owner’s financing documents (and the Owner shall promptly confirm to the Charterer on such consent being given by the Mortgagee). However, Clause 8 and 9 of this Amendment No. 7 shall be fully effective on the date this Amendment No. 7 is executed by both parties.

14.	Exclusion of Consequential Loss
14.1

Notwithstanding anything to the contrary contained in, or implied by, this Amendment No. 7 or any conditions of use, each Party shall each bear its own Consequential Loss and shall be responsible for, and shall protect, defend, indemnify and hold harmless the other Party in respect of any Consequential Loss suffered or sustained by the indemnified party and/or the indemnified party’s Group, irrespective of the negligence, breach of duty (statutory or otherwise), breach of contract, breach of warranty, or strict liability of the person to be indemnified. The term “Consequential Loss” as used in this Clause 14 shall mean (a) any consequential or indirect loss under English law; and/or (b) loss and/or deferral of production, loss of product, loss of use, loss of revenue, profit or anticipated profit (if any), losses or damages under other contracts or loss of opportunity, in each case whether direct or indirect to the extent that these are not included in paragraph (a) above, and whether or not foreseeable and in each case howsoever arising out of or related to the use or operation of the FSRU Terminal or otherwise in connection with the FSRU Terminal and not just limited (by implication or otherwise) to the subject-matter of this Amendment No. 7. The term “Group” as used in this Clause 14 shall mean the parent companies, subsidiaries, affiliates, employees, agents and sub-contractors (of any tier) of a Party.

15.	Compliance with Sanctions when in FSRU Mode
15.1	Owner shall not be obliged to operate the Vessel as an FSRU (including taking on board

LNG, regasifying LNG or discharging regasified LNG) under the Project in a manner which, in the reasonable judgement of Owner, would be contrary to sanctions laws imposed by the UN Security Council, Norway, the United Kingdom, the European Union, the United States or the government of the Flag State (“Sanctions Laws”).

15.2

If the Vessel is already operating as an FSRU (including taking on board LNG, regasifying LNG or discharging regasified LNG) in a manner to which new Sanctions Laws are applied, Owner shall have the right to refuse to proceed with the operation and to make arrangements for any LNG on board the Vessel to be discharged and redelivered to the Charterer or the third party who owns it (as notified by Charterer to Owner). The Vessel to remain on hire during such discharge and Charterer to remain responsible for all additional costs and expenses incurred in connection with such discharge.

15.3

Charterer shall indemnify Owner against any and all claims whatsoever brought by parties to whom regasified LNG is to be sold by Charterer and/or by Project Sub-Charterer against Owner by reason of Owner’s compliance with this Clause 15.

15.4

In the circumstances where Clause 10.1 or 10.2 applies, either Party shall be entitled to require the Vessel to cease to be operated as an FSRU in accordance with this Amendment No. 7 with immediate effect by giving written notice to the other Party, without liability of either Party.  In such event the Vessel shall cease to be operated as an FSRU unless and until such operation resumes in accordance with Clause 15.5 or the Vessel can operate in such a manner that is not contrary to Sanctions Laws.  The circumstances giving rise to any cessation of Vessel being operated as an FSRU shall be deemed to be an event falling within Clause 30(a) of the Charter.

15.5

Owner and Charterer shall use all reasonable endeavours to apply for and obtain any applicable license or authorisation which will enable the Vessel to operate as an FSRU in accordance with this Amendment No. 7, notwithstanding the circumstances giving rise to the operation of this Clause 15 and upon the obtaining of such license or authorisation either Party shall be entitled to require the Vessel to resume operation as an FSRU in accordance with this Amendment No. 7.

15.6

Notwithstanding anything in this Clause 15 to the contrary, Owner and Charterer shall not be required to do anything which constitutes a violation of Sanctions Laws or of any other laws and regulations of any country to which either of them is subject.

15.7	Charterer shall procure that a clause materially similar to this Clause 15 is incorporated into the Project Agreement.
16.	Business Principles
16.1

Owner and Charterer (either directly or through any of their affiliates, directors, officers, employees, masters, crewmembers, agents, representatives or parties acting for or on behalf of them or their affiliates (which, in the case of Owner, shall include members of Owner Covered Group; and in the case of the Charterer, Project Sub-Charterer and its affiliates)) shall under or in connection with the entry into this Amendment No. 7:

(a)

comply with the applicable laws, rules, regulations, decrees and official government orders, including but not limited to the United Kingdom Bribery Act of 2010 as amended and the United States of America Foreign Corrupt Practices

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)

Act of 1977 as amended, or any other applicable jurisdiction, relating to anti-bribery and anti-money laundering, and they shall each respectively take no action which would subject themselves or the other to fines or penalties under such laws, regulations, rules, decrees or orders (“Relevant Requirements”);

(c)

not make, offer or authorise, any payment, gift, promise, other advantage or anything of value whether directly or through any other person or entity, to or for the use and benefit of any government official or any person where such payment, gift, promise or other advantage would comprise or amount to a facilitation payment or violate the Relevant Requirements;

(d)

comply with all applicable laws protecting fundamental human rights, including the prohibition of the practice, prevention and eradication of forced, bonded, indentured, involuntary convict or compulsory labour, as well as illegal child labour in its facilities and on any project or in connection with services or work provided in accordance with this Amendment No. 7.  Each Party agrees to adopt or abide by sound human rights practices designed to treat workers fairly, with dignity and respect, and provide a safe and healthy environment and conduct business in compliance with applicable environmental laws and labour laws.

(e)	have and shall maintain in place throughout the Project Period, their own policies and procedures to ensure compliance with this Clause 16, and will enforce them where appropriate;
(f)

promptly report to the other Party any request or demand for any payment, gift, promise, other advantage, or anything of value received by the first Party in connection with the performance of the provisions of this Amendment No. 7; and

(g)

subject to Clause 16.4, have the right to audit, via an independent third party auditor who has entered into a confidentiality agreement reasonably satisfactory to the Party being audited, the other Party’s records and reports in relation to this Amendment No. 7 at any time (on reasonable prior notice) during and within ***** years after termination of the Project Period, only in order to verify compliance or otherwise with this Clause 16 and for no other reason. Such records and information shall include at a minimum all invoices for payment submitted by the other Party along with complete supporting documentation. Subject to its obligations of confidentiality, the auditing Party shall have the right to reproduce and retain copies of any of the aforesaid records or information only for the purposes of establishing the other Party’s compliance with this Clause 16 and for no other reason.

16.2

Either Owner or Charterer may terminate the Charter at any time upon written notice to the other, if in their reasonable judgment, supported by credible evidence that the other is in breach of Clauses 16.1(a), 16.1(b) and 16.1(c). This right shall be without prejudice to any other rights the non-breaching Party may have in respect of such breach.

16.3

In the event of non-compliance with Clauses 16.1(a), 16.1(b) and 16.1(c) based on reasonable judgment supported by credible evidence, under and in connection with the entry into this Amendment No. 7, Owner or Charterer, as applicable, shall indemnify and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

hold harmless the non-breaching Party against any losses, claims, liabilities, damages, costs or expenses, including legal expenses and fines, incurred by the non-breaching Party.  This obligation shall survive the expiration or termination of this Amendment No. 7.

16.4

In order to comply with Clause 16.1(f) above, each Party shall retain all relevant records and reports for a period of ***** years after the end of the Project Period, provided however that a Party shall not be in violation of this Clause 16 if it determines in good faith that it cannot comply with the provision of relevant documentary support in response to a request from the other Party, if the relevant documentation is subject to attorney-client privilege and/or relevant governmental authorities prevent or prohibit the disclosure of any such documentation or information.

16.5

Each Party represents and warrants to the other, as of the Effective Date, that it has not taken any actions that would, if such actions were undertaken after the Effective Date, conflict with such Party’s obligations under this Clause 16.

IN WITNESS WHEREOF the Parties have executed this Amendment No. 7 as of the date above first written.

For and on behalf of Charterer:

/s/ Jerome Cousin

Name:	Jerome Cousin
Title:	VP LNG Shipping

For and on behalf of Owner:

/s/ Vegard Hellekleiv

Name:	Vegard Hellekleiv
Title:	Director

SCHEDULE 1

MAIN PARTICULARS OF VESSEL // GAS FORM C

Gas Form	HÖEGH LNG

Gas FORM C
Vessel Name: Cape Ann
Date: 30/09/2021

select form status below
Final

General

(a)	Name of Vessel	Cape Ann
(b)	Builder and Yard	Samsung Heavy Industries Co., LTD
(c)	Hull No.	1689
(d)	Year Built	2010
(e)	Date Delivered	01/06/2010
(f)	Vessel type	LNG / FSRU
(g)	Port of Registry and Flag	Oslo NIS
(h)	IMO Number	9390680
(i)	MMSI	257352000
(j)	Call Sign	LADW7
(k)	Classification Society	DNV-GL
(l)	Class notation	+ Al Tanker for liquefied gas, BIS Clean, CSA(2), E0, F(A, M, C) NUT(AW), NAUTICUS(Newbuilding), Plus(2), STL, TMON Ship type 2G(-163°C, 500kg/m3, 0.25bar)
(m)	Protection and Indemnity Club	Gard
(n)	Is vessel approved	USCG Yes ☒ No ☐ IMO Yes ☒ No ☐

1. Principal Particulars

(a)	Length overall (LOA)	283.061 m
(b)	Length Between Perpendiculars (LBP)	270.000 m
(c)	Breadth moulded	43.40 m
(d)	Depth moulded	26.00 m
(e)	Height overall — keel to highest fixed point	49.937 m (55.866 m erected mast)
(f)	Maximum air draught (with full ballast and half bunkers) (corresponding draughts)	40.337 m 9.600m
(g)	Deadweight on summer load line	80780.9 tonnes
(h)	Draught on summer load line (ext.)	12.422 m
(i)	Displacement summer Load Line	112457.0 tonnes
(j)	Design Deadweight	70656.5 tonnes
(k)	Design Draught	11.422 m
	TPC at design draught	99.4 tonnes
(l)	Design Displacement	102332.6 tonnes
(m)	Gross Tonnage (International)	96153
(n)	Net Tonnage (International)	30358
(o)	Gross Tonnage (Suez)	98727.21 tons
(p)	Net Tonnage (Suez)	85037.90 tons

Gas Form	HÖEGH LNG

(q)	Light Ship Displacement	31676.1 tonnes
(r)	Displacement (maximum)	115100.7 tonnes @ tropical 12.680 m
(s)	Windage: Lateral	Loaded: 1273 Ballast: 1396
	Longitudinal transverse	Loaded: 6064 Ballast: 6810
(t)	Conditions of Carriage (as defined on Certificate of Fitness):

All Cargo tanks

Minimum temperature:-163°C Maximum density of cargo: 500kg/m3

Maximum filling:98.5% of

tank volume at

reference temperature

Filling restrictions for cargo tanks:

1. When the vessel is in operating in open seas: Cargo tanks shall not be illed to a liquid level between 2.17m and 70% of the tank height.

2. When the vessel is turret mmored at Neptune deepwater port in Massachusetts Bay: All filling levels are acceptable provided the vessel is operated within following wave heading-height limitations:

Wave headingSignificant wave height

20 degrees off bow5m

20-45 degrees off bow3m

45-90 degrees off bow1.5m

2. Operating Draught and Deadweight

(a)	Length overall (LOA) Draught filling to 98.5% (@ cargo density 0.47 kg/m3)	11.28 m
(b)	Deadweight filling to 98.5%(@ cargo density 0.47 kg/m3)	70656.4 mt

3. Ballast System

(a)	Total capacity of ballast water tanks	52349.80m3
(b)	Number, capacity and head of pumps for handling ballast	3 x 2500m3/hr @ 30m
(c)	Is Vessel able to ballast / de-ballast within the cargo loading/discharging period?	Yes
(d)	Can the Vessel undertake ballast exchange at sea within 24 hours	Yes - (Sequential)
(e)	Vessel equipped with Ballast Water Treatment system	No

4. Main Certificates:

(a)	Load line Certificate	Issued: 2021-05-21
(b)	Safety Equipment Certificate	Issued: 2021-05-21

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Gas Form	HÖEGH LNG

(c)	Certificate of Fitness (IGC)	Issued: 2021-05-21
(d)	Certificate of Tonnage	Issued: 23/09/2018
(e)	IOPP	Issued: 2021-05-21
(f)	Document of Compliance	Issued: 06/11/2020
(g)	USCG Certificate of Compliance	Issued: 16/06/2021
(i)	SIRE Inspection	19/02/2021
(j)	Port state control	16/06/2021

4.1 Is certification held indicating compliance with the following?

(k)	ISPS Code	Yes
(l)	Rules and Regulations of Suez Canal Authorities	Yes
(m)	ISM	Yes

5. Propulsion

(a)	Type and make of propulsion plant	Diesel Electric ABB
(b)	Maximum rated power and RPM	26400 Kw @ 85 rpm
(c)	Proposed service power and RPM
(d)	Grade of Fuel	HFO / MGO / GAS
(e)	Dual Fuel Burning	Yes
(f)	Propeller	1 Fixed propeller – 8.6 m diameter
(g)	Thrusters	2 x Bow thrusters each 2000 Kw 2 x Stern Thrusters each 1200 Kw

6. Speed / Consumption

(a)		Maximum fuel consumption (Tonnes of Fuel Oil Equivalent / day)
	Speed (Knots)	Laden	Ballast
	19.5		***** mt HFO/day

PROVIDED FOR INFORMATION ONLY — NOT GUARANTEED

(b)	Trial Speed at Maximum Power (with 21% sea margin at ballast draught)	20.7 kn
(c)	Service Speed (MPP with 21% sea margin at design draught)	19.5 kn
(d)	Consumption in Port (cargo operations)	***** mt/day
(e)	Consumption in Port (idle)	***** mt/day
(f)	Consumption for inert gas generation	***** kg/hr

7. Boilers and Steam Capacity

(a)	Number and type of boilers	Regas Boilers - 2 x Mitsubishi HI Aux Boilers - 2 x Mitsubishi HI
(b)	Maximum steam output available	Regas Boilers: 100 Metric Tonnes/Hour at 2.75 Mpa Aux Boilers: 5Ton/H at 1.0 Mpa
(c)	Normal service output corresponding to 5(b)	NA

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Gas Form	HÖEGH LNG

8. Cargo Tanks

(a)	Number of tanks
(b)	Capacity of LNG tanks at normal filling level No 1 Tank No 2 Tank No 3 Tank No 4 Tank Total	19113,1 m3 41284,4 m3 41284,0 m3 41287,1 m3 142968,6 m3
(c)	Gross Capacity of LNG tanks at 100% No 1 Tank No 2 Tank No 3 Tank No 4 Tank Total	19404,2 m3 41913.1 m3 41912,7 m3 419115,8 m3 145145,8 m3
(d)	Partial loading/filling restrictions	Yes – see above 1. (u)
(e)	The Vessel’s cargo tanks can be cooled down from ambient in:	10 hrs
(f)	Maximum filling rate	98,5%
(g)	Relief valve settings (MARVS) LNG IC Mode	25 kpa / -1 kpa
	Relief valve settings (MARVS) FSRU Mode	410 kPa
(h)	Laden Condition Boil-Off rate	*****%/24 hrs
(i)	Ballast Condition Boil-Off rate	0.10%/24 hrs

9. Regasification Plant

(a)	LNG Inlet Pressure	5 bar (a)
	Inlet Temperature	-160 ° C
	Liquid Volume Flow	479.8 m3 / h
(b)	Suction Drum Capacity	19.9 m3 (Not to exceed 20.0 m3)
	Suction Drum	-162 ° C
	Suction Drum Pressure	0.5 MPa
	Suction Drum Volume	478.2 m3 / h
(c)	Number and Make of HP Booster	Pumps 6 / Nikkiso Cryo Inc.
	Booster Pump Suction Pressure	5 bar
	Booster Pump Discharge Pressure	120 bar
	Booster Pump Rated Flow	240 m3 / h
	Booster Pump Rated Head	2700 m
	Temperature	-160° C
(d)	LNG / WG Vaporizer Type	U-tube, 1 pass, vertical
	Capacity	210000 kg/h (skid)
	Minimum Capacity	42000 kg/h

Gas Form	HÖEGH LNG

	Temperature Increase	-163 to 10 ° C
(e)	Water / Glycol Circulation Pump Capacity	720 m3 /h
	Sendout Pressure	105 bar (a)
	Sendout Temperature	10 ° C
	Sendout Volume:	250 mmscuf / day per skid
(f)	HIPPS Pressure Limit	13.6 MPa
(g)	Steam Pressure from Regas Boilers	2.5 MPa

9a. Gas Metering System

(a)	Ultrasonic Gas Metering System
	Ultrasonic Gas Flow Meters	2 units
	Pressure Transmitters	2 units
	Temperature. Transmitters	2 units
(b)	Gas Analyzer System
	Sample Probe	1 unit
	Gas Chromatograph	2 units
	Pressure Reduction Cabinet	1 unit
	Analyzer Cabinet	1 unit
(c)	Metering Control System
	Metering Cabinet	1 unit
	Flow Computers	2 units

10. Cryogenic Systems

(a)	Type of LNG containment system	GTT Membrane
(b)	Design temperature	-163°C
(c)	Make and type of vapour return compressors	CRYOSTAR CM400/55 Cent. Single stage fixed rpm adjustable vanes.
(d)	Number and rated capacity of vapour return compressors and corresponding discharge head	2 HD 32000m3/hr
(e)

Is a steam dump system provided?

If so, is the capacity sufficient to deal with all excess steam generated by the boilers at max designed Boil-Off rate with engines stopped according to Class & USCG Rules?

N/A
(f)	Total capacity of liquid nitrogen storage tanks (if nitrogen generator not fitted)	N/A
(g)	Gas Heaters	Cryostar 65-UT 38/34-3.2 BEU
(h)	Vaporisers	FV - Cryostar 34UT-25/21-3.6 BEU 5800kg/h MV - Cryostar 65-UT-38/34-5.6 BEU 18500 kg/h

11. LNG Measurement and Tank Calibration

(a)	Are all tanks calibrated and certified by a qualified agency? (Specify agency)	NKKK
(b)

Make and type of primary system for measuring cargo level, temperature and pressure

Level measuring system accuracy and range

Temperature measuring system accuracy and range

Pressure measuring system accuracy and range

Kongsberg Maritime AS , Radar Antenna 2.4mm Temp: 0.15C(-165), 0.19C(-145),0.18C(-100),0.24C(0 Pressure: 0.33% or 0.20kPa
(c)	Is secondary system for measuring LNG liquid level fitted and, if so, state type and measuring accuracy	Same as primary, Kongsberg Maritme AS

Gas Form	HÖEGH LNG

12. Cargo Manifolds

(a)	Do manifolds follow requirements of Vol Category “B” of O CI M F “Recommendations for Manifolds for Refrig-erated Liquefied Natural Gas Carriers (LNG)” 2nd Edition — 1994? (If “No”, state variations)	Yes
(b)	State layout of liquid and vapour connections	L-L-V-L-L
(c)	Distance of the centre of manifolds from amidships	+ 2000 Millimeters
(d)	Distance of presentation flange from ship’s side	3110 Millimeters
(e)	Distance of presentation flange from ship’s rail	3050 Millimeters
(f)	Height of manifold centre above keel	30,950 Metres
(g)	Size and location of liquid nitrogen loading connection	N/A

13. Cargo Discharge

(a)	Number of cargo pumps per tank	2
(b)	Make and type of cargo pumps	Shinko / Submerged
(c)	Design rated capacity of each cargo pump and corresponding discharge head	1700 m3/hr/155m
(d)	Number of spray (stripping) pumps per tank	1
(e)	Make and type of spray (stripping) pumps	Shinko SM65 / Submerged
(f)	Design rated capacity of each spray pump and corresponding discharge head	50m3/hr/145mtr
(g)	Number, Make and Capacity of Auxiliary Pumps (i.e. fuel gas for X-DF)	2 Shinko fuel gas pumps 40m3/hr/215m 1 Shinko fuel gas pump 10m3/hr/155m 3 Nikkiso Emcy/ LNG feed pump 650m3/hr/155m
(h)	Bulk discharge time (not including start up and stripping periods) — assume head at ship’s rail = 80 mlc and no restrictions on vapour return from shore.	12 hrs

14. Emergency Shutdown System and Ship/Shore Compatibility

(a)	At what cargo level (%) is overflow protection activated? (State if applicable both, LNGC Mode and FSRU Mode)	98.5% Filling Vlv close , 99% ESD
(b)	Does overflow protection activate the following: Trip ESD system? Close manifold valves? Trip cargo pumps? Trip ship/shore link system?	Yes Yes Yes Yes
(c)	What ship/shore link systems are installed: Optical Fibre Link Electric Links — Pyle-National / Miyake connector Pneumatic ESD Link	Yes Yes Yes

Gas Form	HÖEGH LNG

15. Bunkers

(a)	Capacity of heavy fuel oil bunker tanks @ 98% (SG 0.99)	4313.4 mt
(b)	Capacity of gas oil bunker tanks @ 98% (SG 0.90)	1259.1 mt
(c)	Maximum bunker loading rate	500mt/hr
(d)	Segregated low sulphur fuel oil storage capacity	No

16. Fresh Water Capacity

(a)	Capacity of fresh water generators	2 x 30 m3/day
(b)	Distilled capacity	295 m3
(c)	Domestic capacity	295 m3
(d)	Distilled consumption	5 m3/day
(e)	Domestic consumption	10 m3/day

17. Inert Gas Generation

(a)	Type and make of equipment	Smit Gas Gin 14000_O.25BUFD Aalborg
(b)	Capacity	14000 m3/hr, DP-45C
(c)	Quality of gas O2 Max	1% by volume
(d)	Quality of gas CO Max	100 ppm
(e)	Quality of gas SO2 Max	2 ppm
(f)	Quality of gas NOx Max	65 ppm
(g)	Dew point	-45°C at atm.

18. Nitrogen

(a)	Type and capacity of nitrogen generation system	Air Products
(b)	Consumption	N/A
(c)	Liquid nitrogen storage	N/A
(d)	Nitrogen generator capacity	120 m3 x 2 units DP -70°C
(e)	Pressure tank	50 m3

19. Gas Compressors

(a)	Low duty (fuel gas compressor): No. and capacity	2 x 6153 kg/h / 4,350 m3/hr
(b)	Low duty (fuel gas compressor): maker	Cryostar
(c)	High Duty Compressor: No. and Capacity	2 x Single Stage Centrifugal - 32,000 m3/hr / 48818 kg/h
(d)	High duty (fuel gas compressor): maker	Cryostar

20. Gas Compressors

(a)	Number of electric generators	4 + 1
(b)	Type of electric generators	Wartsila DFDE 3 X 11400Kw , lx 5700Kw + Emergency gen 500Kw
(c)	Output of electric generators	3 X 11400Kw , lx 5700Kw + Emergency gen 500Kw
(d)	Fuel type and quantity at full load of electric generators	MGO/HFO/GAS 135mt HFO/Day
(e)	Power required for discharge / de-ballasting at full rate	7000Kw

Gas Form	HÖEGH LNG

21. Deck Machinery

(a)	Winches	Forecastle: 90 T/ 1 triple, 3 double Aft main: 90 T/ 2 double Poop: 90 T/ 2 double + ltriple
(b)	Wires	Yes
(c)	No. Wires Forward	9
(d)	No. Wires Aft	9
(e)	Wires Fitted with Synthetic Tails	Yes
(f)	Derricks, Cranes —Type and SWL

STL Crane 1 x Electro-Hydraulic (Jib Type)SWL 10T x 30 m / SWL 2T x 30 m

Hosehandling Crane 1 x Electro-Hydraulic (Jib Type) SWL 12T X 17.4 m (port side)

Hosehandling Crane 1 x Electro-Hydraulic (Jib Type) SWL 11.4T X 17.4 m, 9T X 17.4 m (Extra jib on), 2T X 25.4 m (stb side)

Provision/store handling cranes 2 x Electro-Hydraulic (Jib Type) SWL 5T X 16.3 m/15T X 17.5 m

(g)	Anchors	2 x 12.675 Kg Stockless - Port 14 Shk / Stb 13 Shk
(h)	Emergency towing device	Yes
(i)	Quick Release Hooks (QRH)	150T Double QRH unit with capstan (8 pieces)

22. Navigation and Communications

(a)	Type and number of radar sets fitted	Furuno radar/arpa FCR-2827W / 3
(b)	Is an approved GMDSS installed? (Type?)	Yes - Furuno
(c)	Is an additional Sat Com system installed? (Type?)	Yes - Furuno Inmarsat Fleet Broadband - Felcom 500
(d)	Is Suez Canal Projector fitted?	Yes

23. Crew

(a)	The Officers May be of the following Nationalities	NOR, SWE, HR, RUS, LAT, FIL, U.S., UK
(b)	Number of Officers (Minimum)	11 (Minimum Operational)
(c)	Number of Crew (Minimum)	15 (Minimum Operational)

Gas Form	HÖEGH LNG

24. List of compatible LNG Terminals:

Although the vessel or sister vessels has previously been found compatible with the below list of terminals, continued compatibility cannot be guaranteed and re-confirmation with the terminal may be required.

Load Ports		Discharge Ports
Country	Terminal	Country	Terminal
Abu Dhabi	Das Island	Belgium	Zeebrugge
Alger	Bethioua	China	Guangdong
Australia	Whitnell Bay	China	Fijian
Australia	Gorgon	China	Tianjin
Australia	Darwin
Belgium	Zeebrugge	China	Jiangshan Rudong
Brazil	Guanabara Bay	China	Dalian
Brazil	Pecem	China	Tangshan
Colombia	Cartagena	China	Dapeng
Egypt	Idku	China	Hainan
Egypt	Damietta	China	Zhuhai
Indonesia	Bontang	China	Rudong Jiangsu
Indonesia	Arun	Chile	Mejillones
Nigeria	Bonny	France	Fos Cavaou
Norway	Hammerfest	India	Dahej
Oman	Qalhad	India	Hazira UK
Qatar	Ras Laffan	India	Dabhol
Malaysia	Bintulu	Japan	Ohgishima
Malaysia	Malacca	Japan	Futtsu
USA	Elba island	Japan	Semboku
USA	Sabine Pass	Japan	Sodegaura
USA	Corpus Christi	Japan	Kawagoe
USA	Freeport LNG	Japan	Negishi
USA	Cove Point	Japan	Chita
Trinidad & Tobago	Point Fortin	Japan	Himeji
		Portugal	Sines
		Puerto Rico	Penuelas
		Singapore	Singapore
		South Korea	Incheon
		South Korea	Pyeong Taek
		South Korea	Tong Yeong
		South Korea	Boryeong
		South Korea	Gwangyang
		Spain	Algeciras
		Spain	Barcelona
		Spain	Cartagena
		Spain	Bilbao
		Spain	Huelva
		Spain	Cadiz
		Turkey	Izmir
		UK	Isle of Grain
		USA	Everett
		Taiwan	Yung An
		Mexico	Altamira
		Kuwait	Mina Al Ahmadi

Note: Vessel cannot call USA due to BWTS not installed.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

SCHEDULE 2

GAS NOMINATION PROCEDURES

Introduction:  This Schedule 2 outlines the principles governing Charterer’s and Owner’s notifications and nominations of gas dispatch volumes from the Vessel to the Downstream Systems, as may be amended from time to time to be consistent with industry practice (hereinafter the “Gas Nomination Procedures”).

“Commercial Operations” shall mean representative(s) of Project Sub-Charterer responsible for the overall management and scheduling of the nominated dispatch volumes on the Downstream Systems and related procedures as outlined in, but not limited to, this Schedule 2.

1.	Rolling 1-month and 1.-week nomination protocols:

A rolling 1-month nomination protocol and 1-week nomination protocol shall be established and updated weekly as a tool to plan FSRU and LNG storage operations and maintenance planning. These nomination protocols will be suspended in the event that the Vessel leaves berth due to the order of the master of the Vessel to ensure that the safety of the ship or the environment is not compromised or due to the orders of the Charterer.  For the avoidance of doubt, the 1-month nomination protocol and 1-week nomination protocol shall be for Owner’s reference only.

2.	Actions on arrival:

For the Vessel’s first arrival at Delivery, or the Vessel’s return to the FSRU Terminal berth either while operating in LNG Carrier Mode or as a result of an interruption to FSRU operations the following actions shall be undertaken:

(a)

Within ***** hours’ of the master and the Charterer’s designated representative(s) (“Charterer’s Representative(s)”) receiving notice from the Project Sub-Charterer to transit to the FSRU Terminal, the master of the Vessel will consult and send to Commercial Operations (copying in Charterer’s Representative(s)) in writing either (i) Notice of Arrival (“NOA”) or (ii) an indication of the ***** hour Expected Time of Arrival (“ETA”) at the FSRU Terminal and in each case, the expected time of notification of “Readiness to Receive LNG” and/or “Readiness to Discharge Gas” and/or “Readiness to Discharge LNG”.

(b)

Commercial Operations will, within ***** hours of receiving the NOA from the arriving Vessel, respond in writing to the master of the Vessel copying in the Charterer’s Representative(s) providing the expected discharge profile for the following 1-month and 1- week nomination protocols.

(c)

The master of the Vessel will, within ***** hours of receiving Commercial Operations’ notification under paragraph 2(b) of this Schedule 2 notify in writing Commercial Operations and Charterer’s Representative(s) of the Vessel’s readiness to make available LNG for discharge or to load a cargo or vaporization capacity to meet the expected unloading or loading quantity or discharge profile, taking into account any time needed to connect the Vessel to the

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

FSRU Terminal, conduct all necessary ESD connections and tests, pressure and leak tests, cooling down of regasification plant if applicable, gas up the line to required pressure, ramp up to send out level required if applicable unless such time is extended by reasons attributable to Project Sub-Charterer, the FSRU Terminal, tugs, governmental or regulatory authorities, or Force Majeure..

3.	Updated notifications:
(a)

Concurrent with any ***** hour ETA notice or NOA pursuant to paragraph 2(a) above, the master of the Vessel shall notify in writing Commercial Operations, copying in the Charterer’s Representative(s), in hard copy and electronic form, of the expected time of “Readiness to Discharge Gas”, “Readiness to Receive LNG”, or “Readiness to Discharge LNG” (“***** Hour Notice”) and of the Vessel’s vaporization capability for the impending offloading (with such confirmation not affecting performance requirements under the Charter).

(b)

Commercial Operations shall, within ***** hours of receiving the ***** Hour Notice, provide in hard copy and electronic form to the master and the Charterer’s Representative(s) the expected discharge profile for the impending 1-month and 1-week nomination protocols.

(c)

The master of the Vessel shall provide written notice to the port authority of its arrival at the FSRU Terminal, where “arrival” shall mean the time when the Vessel is at the FSRU Terminal’s anchorage or waiting zone and waiting to be cleared by the port authority (having submitted a request for clearance) to approach the FSRU Terminal to moor to the berth, connect to the Upstream facilities and Downstream Systems and prepare to discharge gas.

4.	Readiness to Receive LNG:

Subsequent to receiving port clearance notification, a hard and electronic format notice of “Readiness to Discharge Gas”, “Readiness to Receive LNG”, or “Readiness to Discharge LNG” shall be given (or if not given, then deemed given) by the master of the Vessel to the Charterer’s Representative(s) and Commercial Operations upon the earliest occurrence of the following conditions:

(a)	The Vessel is moored, connected to LNG/HP arms at the FSRU Terminal and is ready in all respects to receive LNG or discharge gas or LNG; or
(b)

The Vessel has received clearance to enter port and ***** hours have passed since such notice was given, unless such time is extended by reasons attributable to Commercial Operations, the port authorities, governmental or regulatory authorities, or Force Majeure.

For purposes of this Schedule 2, “Force Majeure” means any act or event that prevents or delays a Party’s performance of its contractual obligations if and to the extent:  (a) such act or event, whether foreseeable or unforeseeable, is beyond the affected Party’s reasonable control and is not the result of the affected Party’s fault or negligence; and (b) the affected Party has been unable to overcome the consequences of such act or event by the exercise

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

of all commercially reasonable endeavours.  Subject to the satisfaction of the conditions set forth in the foregoing sentence, Force Majeure shall include the following acts or events, or any similar and equally serious acts or events:  (i) acts of God; (ii) acts of princes, rulers and governmental authorities, war (whether declared or undeclared), blockade, act of terrorism, revolution, insurrection or acts of public enemies, assailing thieves or pirates, mobilization, civil commotion, riots or sabotage; (iii) plague or other epidemics or quarantines; (iv) freight embargoes; (v) fire, explosion, earthquakes, tidal waves, floods, typhoons, hurricanes or other named storms and perils of the sea; (vi) strikes, lockouts or industrial disturbances including those aboard the FSRU or at a port or other facility at which the FSRU calls or to which or from which the FSRU transits; and (vii) seizure of the FSRU or her cargo under legal process.

5.	Daily nominations protocol:
(a)	Commercial Operations shall provide the Charterer’s Representative(s) and the Vessel’s master with a nomination in writing as follows:
(i)	Nominated Discharge Rate(s) for Gas Day X (which is a period of twenty-four (24) hours commencing at 10:00 AM Chinese local time); and
(ii)	in the case of a discharge for a partial Gas Day, the hours for which such discharge will take place,

in either case by 8:00 PM Chinese local time one (1) day earlier, i.e., Gas Day X-1;

(b)

The master of the Vessel shall by 11:59 PM Chinese local time on Gas Day X-1, notify in writing Commercial Operations and the Charterer’s Representative(s) if the Vessel cannot meet such Nominated Discharge Rate for any reason.  The Parties will then meet to discuss the reason for the failure and the steps to be taken to remedy it.

(c)	The daily Nominated Discharge Rate(s) shall:
(i)	be expressed in mmscf/d;
(ii)

subject to sub-paragraph (c)(iii) below, not be more than the “Nameplate Regasification Capacity” (which shall mean ***** mmscf/d and pro-rata for part of a Gas day) and shall be between ***** and ***** mmscf/d and pro-rata for part of a day;

(iii)

at the option of Commercial Operations, be between ***** mmscf/d and ***** mmscf/d (and pro-rata for part of a day) for a maximum of ***** consecutive days in any ***** day period and no more than ***** days in a period of ***** consecutive months (“Exceptional Daily Gas Nominations”); and

(iv)	subject to paragraph 8(e) and 8(f) of this Schedule 2, comply with a daily discharge curve (“Daily Discharge Curve”) agreed between Charterer’s FSRU Representatives

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

and Owner’s FSRU Representative each day in advance;

(v)

include the principle that the start of ramp up or ramp down to achieve the Nominated Discharge Rate for a Gas Day X shall start at the beginning of Gas Day X in the event the Nominated Discharge Rate for Gas Day X-1 is different from the Nominated Discharge Rate for Gas Day X regardless of the metering tolerance.

(d)

Owner shall have the right to adjust the intra-day send-out rate by plus or minus *****percent (*****%) or ***** mmscfd (whichever is the greater) for operational reasons (the “Operational Tolerance”).  Provided that the Nominated Discharge Rate is within the agreed parameters, and subject to any adjustment under this paragraph 5(d) or under paragraph 5(e) of this Schedule 2 to the intraday send-out rate, Owner will dispatch gas volumes on each Gas Day in accordance with the agreed Nominated Discharge Rate (after the application of any Operational Tolerance) ;

(e)

After the occurrence of an event that reduces gas send out, Owner shall have the right to adjust the gas send out by no more than *****percent (*****%) over the balance of the Gas Day to meet the Nominated Discharge Rate.  Charterer shall not unreasonably refuse to adjust the actual gas send out requested by the Owner.

(f)

Charterer shall have the right to request an “Intraday Nomination” being any change to the agreed daily Nominated Discharge Rate(s) and corresponding Daily Discharge Curve, and requested later than ***** hours before the start of the Gas Day and including changes requested during a Gas Day.  For the avoidance of doubt, the maximum number of ***** different send out rates per Gas Day shall also include Intraday Nominations if any.  Intraday Nominations shall also comply with Vessel technical limitations below.  Owner shall use all reasonable endeavours to accommodate any Intraday Nomination but shall not be liable for any failure to achieve the Intraday Nomination, aside from as a result of Owner’s failure to use all reasonable endeavours pursuant to this sub-paragraph (f).

6.	Vessel technical limitations:

The Nominated Discharge Rate(s) shall include and be limited by the following:

(a)	Ramp up/down period:
•	a relative change of *****-***** MMscf/day (being a change up or down between ***** and ***** MMscf/day, regardless of starting point, e.g. from ***** to ***** MMscf/day): ***** hours.
•

a relative change of *****-***** MMscf/day (being a change up or down between ***** and ***** MMscf/day, regardless of starting point, e.g. from ***** to ***** or from ***** to ***** MMscf/day):  ***** hours.

(b)	Time required to cool down a spare skid, including preparation time is ***** plus *****

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(*****+*****) hours.  The Vessel will perform preventive maintenance in order to ensure maximum availability and redundancy, a consequence of this is that following a nomination, the Vessel may take out spare capacity for maintenance.  Nevertheless any preventive maintenance is subject to Charterer’s approval, which shall use reasonable endeavors to accommodate such request, being understood such approval not to be unreasonable withheld or delayed, but being understood that such maintenance shall not occur between 25th October of any calendar year and 31st March of the following calendar year.

(c)

Always excluding ramp up/down period, it is understood and agreed between Charterer and Owner that the characteristics of the regasification plant onboard the Vessel will at all times have ongoing self-adjustments causing the actual send-out rate to fluctuate above and below the set value for the send-out with the aim of delivering as close to required send-out as possible.  Notwithstanding anything to the contrary, the actual send-out being within ***** per cent (*****%) above/or below the agreed send-out profile shall at no time be considered underperformance by the Charterer.

7.	Interruption of accepted Nominated Discharge Rate:

In the event that the discharge operations are interrupted or reduced for a material period for any reason attributable to the actions of the Owner, the master of the Vessel, or Commercial Operations, if any Party becomes aware of such interruption or reduction shall notify the other Party in writing of all relevant information including:

(i)	the aggregate impact on the discharge of gas for the relevant Gas Day;
(ii)	the nature of the interruption or reduction detailing, if available, the cause of the interruption; and
(iii)	the anticipated duration of the interruption or reduction if such information is available at the time of the initial notification.
8.	Coordination with the pipeline operator:

Commercial Operations shall be responsible for all downstream pipeline nominations and transportation as required, and will have direct interaction with the pipeline operator regarding such matters.  All required communications to and from the pipeline operator to the Vessel shall be communicated via Commercial Operations to the Charterer’s Representative(s) and the master of the Vessel.

9.	Discussion with master; emergencies:

Commercial Operations shall engage in three-way conversations with master of the Vessel and Charterer’s Representative(s) when providing notices and discussing nominations or any other subject matter of this Schedule 2.  All notices shall be sent by email and by fax to addresses and numbers that will be agreed by .  If Charterer’s Representative(s) is or are not available, then Commercial Operations may engage in direct two-way conversations with the master of the

EXECUTION VERSION

Vessel, provided that Commercial Operations continues to copy Charterer’s Representative(s) on all notices.  Additionally, in the case of emergency when the time to communicate with the Charterer’s Representative(s) may increase the risk to safety or the environment, the master of the Vessel may directly communicate with, or receive communications directly from the pipeline operator and/or Commercial Operations.

EXECUTION VERSION

SCHEDULE 3

DISCHARGE PERFORMANCE CERTIFICATE

[date]

Discharge Performance Certificate

Reference is made to Clause 27 (Performance)(b) (ii) of the Time Charterparty dated 20 March 2007 (as amended) (the “Charter”) and made between SRV Joint Gas Two Ltd. as owner (the “Owner”) and Total Energies Gas & Power Limited, London, Meyrin — Geneva Branch as charterer (the “Charterer”).

Terms defined in the Charter shall have the same meaning when used in this certificate unless given a different meaning herein.

On [date] the Actual Discharge Rate was [reduced] [increased] from [ ] MMScf/day to [ ] MMScf/day during regasification of LNG and has been in operation for three (3) periods of at least eight (8) hours.  As of [date] such [reduced] [increased] Actual Discharge Rate, being [ ] MMScf/day, shall be the [Lowest Performance] [Normal Performance].

For and on behalf of Owner	For and on behalf of Charterer

Name:	Name:
Title:	Title:

EXECUTION VERSION

SCHEDULE 4

OWNER’S PERMITS

Left blank

EXECUTION VERSION

SCHEDULE 5

FORMS OF LNGC AND FSRU CONDITIONS OF USE

PART I

LNGC

Conditions of Use applicable at Designated Port

Confidential Draft

CONDITIONS OF USE

PORT OF TIANJIN

1. Dusko Nikolic, The Master (“Master”)

of the ship “Cape Ann” (“LNG Tanker”),

owned by SRV Joint Gas Two Ltd (“Owner”),

whose address is at Clifton House, 75 Fort Street, P.O. Box 1350, Grand Cayman KY1-1108, Cayman Islands,

hereby acknowledge receipt of these conditions of use (“Conditions of Use”) of the PipeChina Tianjin LNG Terminal (“Tianjin LNG Terminal”) and a copy of the Tianjin Port Regulations (“Port Regulations”) on 06-June-2021, and in consideration for permission to use the Port, hereby agree on behalf of Owner, as Master of’ the LNG Tanker and duly authorized representative of Owner, to be bound by the terms and conditions of these Conditions of Use, the Port Regulations and such other laws, rules and regulations applicable in the Port as may be issued by the Port Management or agency of the Government of the Peoples Republic of China.

1.	The definitions appearing in the Port Regulations are incorporated herein by reference and the following additional definitions are applicable:

“FSRU” means [•] a floating LNG storage and regasification unit;

“Port Facilities” mean all infrastructure, equipment and installations at the Port which are owned, controlled or operated by the Terminal Interests, whether fixed or movable, including the FSRU, channel, channel markings, buoys, jetties, berths, lines, gangways, water craft, bunkering and unloading facilities;

“Port Management” means any governmental authority or its agents responsible for the navigation or berthing in, to or from the Port;

“Port Services” means any right of approach or access granted in respect of the FSRU or any other service tendered or provided by the Port Management to the LNG Tanker, including pilotage, towage, tug assistance, mooring or other navigational services, whether for consideration or free of charge;

“Terminal Interests” means PipeChina Tianjin LNG Limited Company, [•] and [•] and their affiliated companies operating at the Port, including their respective directors, officers, agents, employees, servants and sub-contractors of any tier; and

“Vessel Interests” means the LNG Tanker, the Master and Owner of the LNG Tanker, and the Owner’s affiliated companies operating at the Port, including its respective directors, officers, agents, employees, servants and subcontractors of any tier.

2.

The Master shall be responsible, at all times and under all circumstances, for the safe and proper operation and navigation of the LNG Tanker and management of its cargo.  The Terminal Interests make no warranty with respect to the rendering of Port Services and any use thereof shall be at the sole risk of the Vessel Interests.  The Terminal Interests shall not be responsible for any loss or damage to the LNG Tanker, actual or consequential, which is related to Port Services provided to the LNG Tanker regardless of any act, omission, fault or neglect of the Terminal Interests, including pilot’s neglect, error or mistake.  In determining fault hereunder where a casualty or loss involves the provision of Port Services, the Vessel Interests are deemed solely responsible for the acts or omissions of tug owners, tug operators, tug masters and harbour/berthing pilots occurring in connection with towage or pilotage services (regardless of any agreement to the contrary between the Vessel Interests and any such party).

3.

Whilst the Terminal Interests have taken reasonable care to ensure that the Port Facilities are safe and suitable, the Terminal Interests make no warranty with respect thereto and any use thereof shall be at the sole risk of the Vessel Interests.  The Terminal Interests shall not be responsible for any loss or damage to the LNG Tanker, actual or consequential, which is related to the use of the Port Facilities by the LNG Tanker regardless of any act, omission, fault or neglect on the part of the Terminal Interests.

4.

The Terminal Interests shall not be responsible for the acts or omissions of its servants or agents relating to any loss or damage to the LNG Tanker, or any loss or injury suffered by the Master, officers or crew.

5.

The Terminal Interests shall not be responsible to the Vessel Interests for any loss related to strikes or other labour disturbances, whether the Terminal Interests or its servants or agents are parties thereto or not.

6.	The Vessel Interests shall, in all circumstances, defend, hold harmless and indemnify the Terminal Interests against any claim, cost or expense arising from:
6.1

any loss suffered by the Terminal Interests with respect to damage to the Port Facilities or injury to its personnel which is related to the use of the Port by the LNG Tanker and which involves the fault, wholly or partially, of the Master, officers or crew, including negligent navigation;

6.2

any loss suffered by third parties with respect to damage to their property or injury to their personnel which is related to the use of the Port by the LNG Tanker and which involves the fault, wholly or partially, of the Master, officers or crew, including negligent navigation;

6.3

Save where caused by the sole negligence of the Terminal Interests, any loss suffered by the Terminal Interests with respect to a hazard under condition 7 hereof or with respect to any liability or costs incurred or arising in relation to any pollution from the LNG Tanker;

6.4

any loss or damage to the LNG Tanker , including consequential losses and all claims, damages and costs arising therefrom, regardless of any act, omission, fault or neglect on the part of the Terminal Interests; and

6.5

Save where caused by the sole negligence of the Terminal Interests, any injury to or death of personnel or any property loss, in any case suffered by the Master, officers or crew of the LNG Tanker, or any personnel of the Vessel Interests including consequential losses and all claims, damages and costs arising therefrom, regardless of any act, omission, breach of duty (statutory or otherwise), fault or neglect on the part of the Terminal Interests.

7.

If the LNG Tanker or any object on board sinks or grounds or otherwise suffers a casualty so as to become, in the opinion of the Terminal Interests, an obstruction, wreck or danger affecting or interfering with the normal operations of the Port or an obstruction, threat, or danger to navigation, operations, safety, health, environment or security at the Port (in any such case, a “hazard”), the Vessel Interests shall, at the option of the Port Management, take immediate action to clear, remove or rectify the hazard and in so doing (without limitation of its obligations) shall act in such manner as may be required by the Port Management in compliance with applicable law or order by local or governmental authority and as the Port Management, in so complying, may direct and, pending such removal, at the expense of the Vessel Interests shall mark, light and watch the same.  The Terminal Interests shall make reasonable efforts to assist the Vessel Interests to fulfill their responsibility without, however, being obliged to incur any expenses in connection therewith.  If the Vessel Interests do not promptly take reasonable measures to remove the hazard, the Port Management or the Terminal Interests may effect such removal at the expense of the Vessel Interests, provided that:

7.1

Save where caused by the sole negligence of the Terminal Interests, the actual cost of such measures (and any damage to the property of the Terminal Interests incurred during their execution) shall be excluded from the aggregate limit of liability prescribed in condition 16;

7.2	any consequential damages resulting from the failure of the Vessel Interests promptly to effect reasonable measures shall be recoverable to the extent permitted under applicable law; and
7.3	if consequential damages are recoverable, they shall be subject to the aggregate limit of liability prescribed in condition 16.
8.	Any liability incurred by the Vessel Interests by operation of these Conditions of Use shall be joint and several.
9.

In the event of any escape or discharge of oil or oily mixture or other pollution of any kind from the LNG Tanker within the Port, or elsewhere if such discharge interferes with the normal operations of the Port, the Vessel Interests shall take immediate action to clean up such discharge and if the Vessel Interests, in the opinion of the Terminal Interests, fail to do so as soon as reasonably practicable, the Terminal interests shall be entitled to take such steps as they consider reasonably necessary to clean up the resulting pollution of any kind.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

The cost of steps taken to clean up such pollution of any kind shall be recoverable in accordance with condition 6 hereof:

10.

Without prejudice to the liability of the Vessel Interests, the Master shall immediately report to the Port Management any accident, incident, claim, damage, loss or unsafe condition or circumstance.  Any such report shall be made in writing and signed by the Master.  The Port Management shall be entitled to inspect and investigate any such report without prejudice to the foregoing.

11.	As to matters subject to these Conditions of Use and regardless of fault or negligence on the part of either party hereto:
11.1

the Terminal Interests waive any rights or claims they might otherwise have had against the Vessel Interests under applicable laws, including any statute or international convention now or hereafter enacted or adopted, or under any conditions of use signed by the Master or otherwise in use at the Port, save and except to the extent expressly preserved herein, and any rights to salvage; and

11.2

the Vessel interests waive any rights or claims they might otherwise have had against the Terminal Interests and any entitlement to limit their liability under applicable laws, including any statute or international convention now or hereafter enacted.

The foregoing waivers shall apply to all persons claiming through the Terminal Interests or the Vessel Interests.

12.

The Vessel Interests shall keep the LNG Tanker fully entered with a P & I Association which is a member of the International Group of P & I Associations and shall pay all premiums, fees, dues and other charges of such P & I Association and comply with all of its rules, terms and warranties.  The Vessel Interests will produce annually to the Terminal Interests a copy of such P & I Association’s current rules, the certificate of entry, and written evidence that the P & I Association has agreed to cover the Owner as a member of the Association against the liabilities and responsibilities provided for in these Conditions of Use, including pollution cover to the highest limit available, The Vessel Interests will give the Terminal Interests ***** days’ prior written notice of cancellation of the P & I Association’s entry as to the LNG Tanker.  Until such time as P & I cover or any equivalent replacement is reinstated or procured, and evidence thereof is provided in accordance with this condition 12, the Terminal Interests shall be entitled to refuse entry by the LNG Tanker into the Port.  In the event the Vessel Interests fail to provide such notice of cancellation and subsequently enter the Port without P & I cover conforming to the requirements of this condition 12, then as to that particular entry (and any subsequent entry where the same absence of cover applies) the aggregate limit of liability prescribed in condition 16 shall not apply.

13.	Any and all insurance policies obtained or maintained by the Vessel Interests in respect of the LNG Tanker (including but not limited to policies in respect of hull and machinery

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

risks, disbursements, loss of hire, blocking and trapping, increased value and marine, war and excess risks) will at all times either (i) contain a waiver in favour of the Terminal Interests of all rights of subrogation of claims by the Vessel Interests’ insurers against the Terminal Interests to the extent such claims have been waived in Clauses 2, 3, 4, 5, and 6 of these Conditions of Use by the Vessel Interests, or (ii) be supplemented by a separate written instrument indicating that the insurer agrees to waive all such rights of subrogation.  The Vessel Interests shall deliver to the Terminal Interests reasonable evidence of such waiver of insurers’ rights of subrogation, failing which the Terminal Interests shall be entitled to refuse entry by the LNG Tanker into the Port.

14.	These Conditions of Use, and any non-contractual obligations arising out of them, shall be construed, interpreted and applied in accordance with the laws of the England.
15.	All disputes or differences arising out of or under these Conditions of Use which cannot be amicably resolved shall be referred to arbitration in Singapore,

Unless the parties agree upon a sole arbitrator within ***** days of one party requiring the others to do so, the Terminal Interests shall appoint their own arbitrator and the Vessel Interests shall appoint their own arbitrator.  A third arbitrator, who shall act as president of the tribunal, shall be selected by the President of the International Court of Arbitration of the International Chamber of Commerce (“ICC”).2

If any of the appointed arbitrators refuses to act or is incapable of acting, the party who appointed him shall appoint a new arbitrator in his place.

If any party fails to appoint an arbitrator, whether originally or by way of substitution, within ***** weeks after another party has appointed his arbitrator, and such other party has (by telex, fax or letter) called upon the defaulting party to make the appointment, the President for the time being of the ICC shall, upon application of the other party, appoint an arbitrator on behalf of the defaulting party and that arbitrator shall have the like powers to act in the reference and make an award (and, if the case so requires, the like duty in relation to the appointment of a third arbitrator) as if he had been appointed by the defaulting party in accordance with the terms of these Conditions of Use.

The ICC Rules of Arbitration (the “ICC Rules”) in force at the time when the arbitration proceedings are commenced shall apply to any arbitration arising in connection with these Conditions of Use; provided, however, that where the amount in dispute does not exceed the sum of ***** United States Dollars (US$*****) (or such other sum as the parties may agree) any dispute shall be resolved in accordance with the Guidelines for Arbitrating Small Claims under the ICC Rules,

16.

Subject to conditions 7(i) and 12, the total aggregate liability of the Vessel Interests to the Terminal Interests, however arising, in respect of any one incident governed by these Conditions of Use, shall not exceed ***** UNITED STATES DOLLARS (US$*****) whether or not the liability is asserted in United States Dollars.  Payment of an aggregate

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

of ***** UNITED STATES DOLLARS (US$*****) to any one or more of the entities defined herein collectively as the Terminal Interests in respect of any one incident governed by these Conditions of Use shall be a complete defence to any claim, suit or demand relating to such incident made by the Terminal Interests against the Vessel interests.

17.

No one who is not a party to these Conditions of Use shall have rights under them by virtue of the Contracts (Rights of Third Parties) Act 1999 apart from those Terminal Interests and Vessel Interests which are not parties, who shall respectively be entitled to enforce the provisions of these Conditions of Use where Terminal Interests or Vessel Interests are named.  However, no consent or other action shall be required from any person who is not a party to these Conditions of Use in respect of any amendment, variation or waiver to or of any provision of these Conditions of Use.

18.

These Conditions of Use may be executed by the parties in separate counterparts and delivered by facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.  By their facsimile signatures below, the Terminal Interests agree to each of the terms and conditions contained herein.  A counterpart signature page bearing original signatures of each of the Terminal Interests is available for inspection at the Vessel Interests’ request.

19.

19.1

These Conditions of Use represent the whole and only agreement between the parties in relation to the subject matter of these Conditions of Use and supersede any previous agreement between the parties in relation to that subject matter.

19.2

Each party acknowledges that in entering into these Conditions of Use it is not relying on any representation, warranty or other statement relating to the subject matter of these Conditions of Use which is not set out in these Conditions of Use.

19.3

No party shall have any liability or remedy in respect of any representation, warranty or other statement (other than those set out in these Conditions of Use) being false, inaccurate or incomplete unless it was made fraudulently.

20.

If all or any part of any provision of these Conditions of Use shall be or become illegal, invalid or unenforceable in any respect under the law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect or impair:

20.1	the legality, validity or enforceability in that jurisdiction of the remainder of that provision and/or all other provisions of these Conditions of Use; or
20.2	the legality, validity or enforceability under the law of any other jurisdiction of that provision and/or all other provisions of these Conditions of Use.

21.	These Conditions of Use may not be amended, modified, varied or supplemented except by an instrument in writing signed by authorised representatives of the parties hereto.

22.

22.1	The failure of any party at any time to require performance of any provision of these Conditions of Use shall not affect its rights to require subsequent performance of such provision.
22.2	Waiver by any party of any breach of any provision hereof shall not constitute the waiver of any subsequent breach of such provision.
22.3

Performance of any conditions or obligation to be performed hereunder shall not be deemed to have been waived or postponed except by an instrument in writing signed by an authorised representative of the party which is claimed to have granted such waiver or postponement.

23.

23.1

All notices and other communications for purposes of these Conditions of Use shall be in the English language and shall be in writing, which shall include transmission by facsimile, email or other similar electronic method of written transmission mutually agreed by the parties.

23.2	Notices and communications shall be effective upon receipt by the party to which given and shall be directed as follows:

[•]

[•]		[•]
By:	Tianjin LNG Terminal	By:	SRV Joint Gas Two Ltd
Name:	/s/ [signature illegible]	Name:	Dusko Nikolic
Title:	General Manager	Title:	Master
Date:	2021-6-8	Date:	06-June-2021
Time:	0915 LT GMT	Time:	1700 GMT

PIPECHINA TIANJIN LNG LIMITED COMPANY		SRV Joint Gas Two Ltd

EXECUTION VERSION

PART II

FSRU

Conditions of Use applicable at Designated Port

Conditions of Use applicable at Designated Port

Confidential Draft

CONDITIONS OF USE

PORT OF TIANJIN

1. Dusko Nikolic, The Master (“Master”)

of the ship “Cape Ann” (“LNG Tanker”),

owned by SRV Joint Gas Two Ltd (“Owner”),

whose address is at Clifton House, 75 Fort Street, P.O. Box 1350, Grand Cayman KY1-1108, Cayman Islands,

hereby acknowledge receipt of these conditions of use (“Conditions of Use”) of the PipeChina Tianjin LNG Terminal (“Tianjin LNG Terminal”) and a copy of the Tianjin Port Regulations (“Port Regulations”) on 07-June-2021, and in consideration for permission to use the Port, hereby agree on behalf of Owner, as Master of’ the LNG Tanker and duly authorized representative of Owner, to be bound by the terms and conditions of these Conditions of Use, the Port Regulations and such other laws, rules and regulations applicable in the Port as may be issued by the Port Management or agency of the Government of the Peoples Republic of China.

1.	The definitions appearing in the Port Regulations are incorporated herein by reference and the following additional’ definitions are applicable:

“FSRU” means Cape Ann, a floating LNG storage and regasification unit;

“Port Facilities” mean all infrastructure, equipment and installations at the Port which are owned, controlled or operated by the Terminal Interests, whether fixed or movable, including the FSRU, channel, channel markings, buoys, jetties, berths, lines, gangways, water craft, bunkering and unloading facilities;

“Port Management” means any governmental authority or its agents responsible for the navigation or berthing in, to or from the Port;

“Port Services” means any right of approach or access granted in respect of the FSRU or any other service tendered or provided by the Port Management to the LNG Tanker, including pilotage, towage, tug assistance, mooring or other navigational services, whether for consideration or free of charge;

“Terminal Interests” means PipeChina Tianjin LNG Limited Company, SRV Joint Gas 2 and HOEGH LNG Ltd and their affiliated companies and TOTAL GAS & POWER LIMITED, acting through its branch office TOTAL GAS & POWER LIMITED London, Meyrin.  Geneva Branch operating at the Port, including their respective directors, officers, agents, employees, servants and sub-contractors of any tier; and

“Vessel Interests” means the LNG Tanker, the Master and Owner of the LNG Tanker, and the Owner’s affiliated companies operating at the Port, including its respective directors, officers, agents, employees, servants and subcontractors of any tier.

2.

The Master shall be responsible, at all times and under all circumstances, for the safe and proper operation and navigation of the LNG Tanker and management of its cargo.  The Terminal Interests make no warranty with respect to the rendering of Port Services and any use thereof shall be at the sole risk of the Vessel Interests.  The Terminal Interests shall not be responsible for any loss or damage to the LNG Tanker, actual or consequential, which is related to Port Services provided to the LNG Tanker regardless of any act, omission, fault or neglect of the Terminal Interests, including pilot’s neglect, error or mistake.  In determining fault hereunder where a casualty or loss involves the provision of Port Services, the Vessel Interests arc deemed solely responsible for the acts or omissions of tug owners, tug operators, tug masters and harbour/berthing pilots occurring in connection with towage or pilotage services (regardless of any agreement to the contrary between the Vessel Interests and any such party).

3.

Whilst the Terminal Interests have taken reasonable care to ensure that the Port Facilities are safe and suitable, the Terminal Interests make no warranty with respect thereto and any use thereof shall be at the sole risk of the Vessel Interests.  The Terminal Interests shall not be responsible for any loss or damage to the LNG Tanker, actual or consequential, which is related to the use of the Port Facilities by the LNG Tanker regardless of any act, omission, fault or neglect on the part of the Terminal Interests.

4.

The Terminal Interests shall not be responsible for the acts or omissions of its servants or agents relating to any loss or damage to the LNG Tanker, or any loss or injury suffered by the Master, officers or crew.

5.

The Terminal Interests shall not be responsible to the Vessel Interests for any loss related to strikes or other labour disturbances, whether the Terminal Interests or its servants or agents are parties thereto or not.

6.	The Vessel Interests shall, in all circumstances, defend, hold harmless and indemnify the Terminal Interests against any claim, cost or expense arising from:
6.1

any loss suffered by the Terminal Interests with respect to damage to the Port Facilities or injury to its personnel which is related to the use of the Port by the LNG Tanker and which involves the fault, wholly or partially, of the Master, officers or crew, including negligent navigation;

6.2

any loss suffered by third parties with respect to damage to their property or injury to their personnel which is related to the use of the Port by the LNG Tanker and which involves the fault, wholly or partially, of the Master, officers or crew, including negligent navigation;

6.3

Save where caused by the sole negligence of the Terminal Interests, any loss suffered by the Terminal Interests with respect to a hazard under condition 7 hereof or with respect to any liability or costs incurred or arising in relation to any pollution from the LNG Tanker;

6.4

any loss or damage to the LNG Tanker , including consequential losses and all claims, damages and costs arising therefrom, regardless of any act, omission, fault or neglect on the part of the Terminal Interests; and

6.5

Save where caused by the sole negligence of the Terminal Interests, any injury to or death of personnel or any property loss, in any case suffered by the Master, officers or crew of the LNG Tanker, or any personnel of the Vessel Interests including consequential losses and all claims, damages and costs arising therefrom, regardless of any act, omission, breach of duty (statutory or otherwise), fault or neglect on the part of the Terminal Interests.

7.

If the LNG Tanker or any object on board sinks or grounds or otherwise suffers a casualty so as to become, in the opinion of the Terminal Interests, an obstruction, wreck or danger affecting or interfering with the normal operations of the Port or an obstruction, threat, or danger to navigation, operations, safety, health, environment or security at the Port (in any such case, a “hazard”), the Vessel Interests shall, at the option of the Port Management, take immediate action to clear, remove or rectify the hazard and in so doing (without limitation of its obligations) shall act in such manner as may be required by the Port Management in compliance with applicable law or order by local or governmental authority and as the Port Management, in so complying, may direct and, pending such removal, at the expense of the Vessel Interests shall mark, light and watch the same.  The Terminal Interests shall make reasonable efforts to assist the Vessel Interests to fulfill their responsibility without, however, being obliged to incur any expenses in connection therewith.  If the Vessel Interests do not promptly take reasonable measures to remove the hazard, the Port Management or the Terminal Interests may effect such removal at the expense of the Vessel Interests, provided that:

7.1

Save where caused by the sole negligence of the Terminal Interests, the actual cost of such measures (and any damage to the property of the Terminal Interests incurred during their execution) shall be excluded from the aggregate limit of liability prescribed in condition 16;

7.2	any consequential damages resulting from the failure of the Vessel Interests promptly to effect reasonable measures shall be recoverable to the extent permitted under applicable law; and
7.3	if consequential damages are recoverable, they shall be subject to the aggregate limit of liability prescribed in condition 16.
8.	Any liability incurred by the Vessel Interests by operation of these Conditions of Use shall be joint and several.
9.

In the event of any escape or discharge of oil or oily mixture or other pollution of any kind from the LNG Tanker within the Port, or elsewhere if such discharge interferes with the normal operations of the Port, the Vessel Interests shall take immediate action to clean up such discharge and if the Vessel Interests, in the opinion of the Terminal Interests, fail to do so as soon as reasonably practicable, the Terminal interests shall be entitled to take such steps as they consider reasonably necessary to clean up the resulting pollution of any kind.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

The cost of steps taken to clean up such pollution of any kind shall be recoverable in accordance with condition 6 hereof:

10.

Without prejudice to the liability of the Vessel Interests, the Master shall immediately report to the Port Management any accident, incident, claim, damage, loss or unsafe condition or circumstance.  Any such report shall be made in writing and signed by the Master.  The Port Management shall be entitled to inspect and investigate any such report without prejudice to the foregoing.

11.	As to matters subject to these Conditions of Use and regardless of fault or negligence on the part of either party hereto:
11.1

the Terminal Interests waive any rights or claims they might otherwise have had against the Vessel Interests under applicable laws, including any statute or international convention now or hereafter enacted or adopted, or under any conditions of use signed by the Master or otherwise in use at the Port, save and except to the extent expressly preserved herein, and any rights to salvage; and

11.2

the Vessel interests waive any rights or claims they might otherwise have had against the Terminal Interests and any entitlement to limit their liability under applicable laws, including any statute or international convention now or hereafter enacted.

The foregoing waivers shall apply to all persons claiming through the Terminal interests or the Vessel Interests.

12.

The Vessel Interests shall keep the LNG Tanker fully entered with a P & I Association which is a member of the International Group of P & I Associations and shall pay all premiums, fees, dues and other charges of such P & I Association and comply with all of its rules, terms and warranties.  The Vessel Interests will produce annually to the Terminal Interests a copy of such P & I Association’s current rules, the certificate of entry, and written evidence that the P & I Association has agreed to cover the Owner as a member of the Association against the liabilities and responsibilities provided for in these Conditions of Use, including pollution cover to the highest limit available, The Vessel Interests will give the Terminal Interests ***** days’ prior written notice of cancellation of the P & I Association’s entry as to the LNG Tanker.  Until such time as P & I cover or any equivalent replacement is reinstated or procured, and evidence thereof is provided in accordance with this condition 12, the Terminal Interests shall be entitled to refuse entry by the LNG Tanker into the Port.  In the event the Vessel Interests fail to provide such notice of cancellation and subsequently enter the Port without P & I cover conforming to the requirements of this condition 12, then as to that particular entry (and any subsequent entry where the same absence of cover applies) the aggregate limit of liability prescribed in condition 16 shall not apply.

13.	Any and all insurance policies obtained or maintained by the Vessel Interests in respect of the LNG Tanker (including but not limited to policies in respect of hull and machinery

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

risks, disbursements, loss of hire, blocking and trapping, increased value and marine, war and excess risks) will at all times either (i) contain a waiver in favour of the Terminal Interests of all rights of subrogation of claims by the Vessel Interests’ insurers against the Terminal Interests to the extent such claims have been waived in Clauses 2, 3, 4, 5, and 6 of these Conditions of Use by the Vessel Interests, or (ii) be supplemented by a separate written instrument indicating that the insurer agrees to waive all such rights of subrogation.  The Vessel Interests shall deliver to the Terminal Interests reasonable evidence of such waiver of insurers’ rights of subrogation, failing which the Terminal Interests shall be entitled to refuse entry by the LNG Tanker into the Port.

14.	These Conditions of Use, and any non-contractual obligations arising out of them, shall be construed, interpreted and applied in accordance with the laws of the England.
15.	All disputes or differences arising out of or under these Conditions of Use which cannot be amicably resolved shall be referred to arbitration in Singapore,

Unless the parties agree upon a sole arbitrator within ***** days of one party requiring the others to do so, the Terminal Interests shall appoint their own arbitrator and the Vessel Interests shall appoint their own arbitrator.  A third arbitrator, who shall act as president of the tribunal, shall be selected by the President of the International Court of Arbitration of the International Chamber of Commerce (“ICC”).

If any of the appointed arbitrators refuses to act or is incapable of acting, the party who appointed him shall appoint a new arbitrator in his place.

If any party fails to appoint an arbitrator, whether originally or by way of substitution, within ***** weeks after another party has appointed his arbitrator, and such other party has (by telex, fax or letter) called upon the defaulting party to make the appointment, the President for the time being of the ICC shall, upon application of the other party, appoint an arbitrator on behalf of the defaulting party and that arbitrator shall have the like powers to act in the reference and make an award (and, if the case so requires, the like duty in relation to the appointment of a third arbitrator) as if he had been appointed by the defaulting party in accordance with the terms of these Conditions of Use,

The ICC Rules of Arbitration (the “ICC Rules”) in force at the time when the arbitration proceedings are commenced shall apply to any arbitration arising in connection with these Conditions of Use; provided, however, that where the amount in dispute does not exceed the sum of ***** United States Dollars (US$*****) (or such other sum as the parties may agree) any dispute shall be resolved in accordance with the Guidelines for Arbitrating Small Claims under the ICC Rules,

16.

Subject to conditions 7(i) and 12, the total aggregate liability of the Vessel Interests to the Terminal Interests, however arising, in respect of any one incident governed by these Conditions of Use, shall not exceed ***** UNITED STATES DOLLARS (US$*****) whether or not the liability is asserted in United States Dollars.  Payment of an aggregate

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

of ***** UNITED STATES DOLLARS (US$*****) to any one or more of the entities defined herein collectively as the Terminal Interests in respect of any one incident governed by these Conditions of Use shall be a complete defence to any claim, suit or demand relating to such incident made by the Terminal Interests against the Vessel interests.

17.

No one who is not a party to these Conditions of Use shall have rights under them by virtue of the Contracts (Rights of Third Parties) Act 1999 apart from those Terminal Interests and Vessel Interests which are not parties, who shall respectively be entitled to enforce the provisions of these Conditions of Use where Terminal Interests or Vessel Interests are named.  However, no consent or other action shall be required from any person who is not a party to these Conditions of Use in respect of any amendment, variation or waiver to or of any provision of these Conditions of Use.

18.

These Conditions of Use may be executed by the parties in separate counterparts and delivered by facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.  By their facsimile signatures below, the Terminal Interests agree to each of the terms and conditions contained herein.  A counterpart signature page bearing original signatures of each of the Terminal Interests is available for inspection at the Vessel Interests’ request.

19.

19.1

These Conditions of Use represent the whole and only agreement between the parties in relation to the subject matter of these Conditions of Use and supersede any previous agreement between the parties in relation to that subject matter.

19.2

Each party acknowledges that in entering into these Conditions of Use it is not relying on any representation, warranty or other statement relating to the subject matter of these Conditions of Use which is not set out in these Conditions of Use.

19.3

No party shall have any liability or remedy in respect of any representation, warranty or other statement (other than those set out in these Conditions of Use) being false, inaccurate or incomplete unless it was made fraudulently.

20.

If all or any part of any provision of these Conditions of Use shall be or become illegal, invalid or unenforceable in any respect under the law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect or impair:

20.1	the legality, validity or enforceability in that jurisdiction of the remainder of that provision and/or all other provisions of these Conditions of Use; or
20.2	the legality, validity or enforceability under the law of any other jurisdiction of that provision and/or all other provisions of these Conditions of Use.

21.	These Conditions of Use may not be amended, modified, varied or supplemented except by an instrument in writing signed by authorised representatives of the parties hereto.

22.

22.1	The failure of any party at any time to require performance of any provision of these Conditions of Use shall not affect its rights to require subsequent performance of such provision.
22.2	Waiver by any party of any breach of any provision hereof shall not constitute the waiver of any subsequent breach of such provision.
22.3

Performance of any conditions or obligation to be performed hereunder shall not be deemed to have been waived or postponed except by an instrument in writing signed by an authorised representative of the party which is claimed to have granted such waiver or postponement.

23.

23.1

All notices and other communications for purposes of these Conditions of Use shall be in the English language and shall be in writing, which shall include transmission by facsimile, email or other similar electronic method of written transmission mutually agreed by the parties.

23.2	Notices and communications shall be effective upon receipt by the party to which given and shall be directed as follows:

[•]		[•]
By:	Tianjin LNG Terminal	By:	SRV Joint Gas Two Ltd.
Name:	[signature illegible]	Name:	Dusko Nikolic
Title:	General Manager	Title:	Master
Date:	2021-6-8	Date:	07-June-2021
Time:	GMT 0915 LT	Time:	0348 GMT

PIPECHINA TIANJIN LNG LIMITED COMPANY		SRV Joint Gas Two Ltd